UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Inspire Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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April 20, 2007

To Our Stockholders:

You are most cordially invited to attend the 2007 Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. to be held at 9:00 A.M., local time, on Friday, June 8, 2007, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. If you need more specific details regarding the venue for the meeting, please contact the company by telephone at (919) 941-9777, extension 219.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

CHRISTY L. SHAFFER, PH.D.
President and Chief Executive Officer

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2007

Dear Stockholders:

The Annual Meeting of the Stockholders of Inspire Pharmaceuticals, Inc. will be held on Friday, June 8, 2007, at 9:00 A.M. (EDT), at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709, to:

(1)	Elect two directors to serve until the Annual Meeting of the Stockholders to be held in 2010 and until their successors have been duly elected and qualified;

(2)	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

(3)	Consider and vote upon a proposal to ratify and approve our Amended and Restated 2005 Equity Compensation Plan; and

(4)	Transact such other business as may properly come before the Annual Meeting or any continuations or adjournments thereof.

Only stockholders of record at the close of business on April 12, 2007 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to examination by any stockholder during ordinary business hours at our executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

Joseph M. Spagnardi
Senior Vice President, General Counsel and Secretary

Durham, North Carolina

April 20, 2007

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703

PROXY STATEMENT

General

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Inspire Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Inspire”), for use at our 2007 Annual Meeting of Stockholders and at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held on Friday, June 8, 2007, at 9:00 A.M., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

We maintain principal executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 27, 2007. Our Annual Report to Stockholders for 2006 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements for the year ended December 31, 2006, are being mailed to stockholders at the same time.

Stockholders Entitled To Vote

Holders of shares of our common stock of record at the close of business on April 12, 2007 are entitled to notice of, and to vote at, the Annual Meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the Annual Meeting. On the record date there were 42,401,345 shares of our common stock outstanding. Our certificate of incorporation does not provide for cumulative voting.

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

How To Vote

If you are a stockholder of record (i.e., a stockholder who holds shares in one’s own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board of Directors.

If your shares are held in “street name” (i.e., in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order to vote your shares.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are Inspire stockholders may be householding our proxy materials. In such circumstances, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by such broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement or our annual reports, we will promptly send you additional copies upon written or oral request directed to Jenny Kobin, Vice President of Investor Relations and Corporate Communications, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703; telephone (919) 941-9777. If you are a beneficial owner, you can request additional copies of the proxy statement and annual reports. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee.

Stockholder Proposals, Director Nominations and Other Information

To be included in our proxy statement and proxy card for the 2008 Annual Meeting of Stockholders, stockholder proposals and director nominations must be received by us on or before December 29, 2007. Proposals and nominations should be directed to the attention of Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703.

In addition, if a stockholder wishes to present a proposal or a director nomination at our 2008 Annual Meeting of Stockholders which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal or nomination between February 12, 2008 and March 13, 2008. If we do not receive timely notice of such proposal or nomination, we will retain discretionary authority to vote proxies on such proposal or nomination even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal or nomination by proxy.

Stockholder Communication with our Board of Directors

Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to The Board of Directors, Inspire Pharmaceuticals, Inc., at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 or by sending an email to BoardOfDirectors@inspirepharm.com. This information is also contained on our website at www.inspirepharm.com. It is our policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting. All of the nominees and all of our continuing directors attended our 2006 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were, as of March 31, 2007, approximately 60 holders of record and approximately 4,300 beneficial holders of our common stock. The following table sets forth certain information that, unless otherwise noted, is as of March 31, 2007, with respect to holdings of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, based upon currently available Schedules 13D and 13G, and other reports, filed with the Securities and Exchange Commission; (ii) each of our directors, nominees and named executive officers; and (iii) all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
(i) Beneficial Owners:

Deerfield Capital, L.P. and related persons (3)	5,659,285	13.4%

Great Point Partners, LLC and Jeffrey Jay (4)	4,105,000	9.7%

T. Rowe Price Associates, Inc. (5)	3,118,530	7.4%

Visium Balanced Fund, L.P. and related persons (6)	2,532,065	6.0%

Wellington Management Company, LLP (7)	2,199,000	5.2%

Bridger Management, LLC and Roberto Mignone (8)	2,129,800	5.0%

(ii) Directors, Nominees and Named Executive Officers:

Mary B. Bennett (9)	200,000	*

Kip A. Frey (10)	91,248	*

Nancy J. Hutson, Ph.D. (11)	15,771	*

Richard S. Kent, M.D. (12)	50,332	*

Kenneth B. Lee, Jr. (13)	85,981	*

William R. Ringo, Jr. (14)	72,165	*

Christy L. Shaffer, Ph.D. (15)	796,581	1.9%

Joseph M. Spagnardi (16)	20,916	*

Thomas R. Staab, II (17)	110,800	*

Benjamin R. Yerxa, Ph.D. (18)	258,212	*

(iii) All directors and executive officers as a group (13 persons) (19)	2,139,611	4.9%

*	Less than one percent
(1)	Beneficial ownership includes all options which are exercisable within 60 days of March 31, 2007. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.
(2)	Applicable percentage of beneficial ownership is based on 42,399,345 shares of common stock outstanding on March 31, 2007, unless otherwise noted.
(3)

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, which reported beneficial ownership as of December 31, 2006, by James E. Flynn, individually, and on behalf of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, and Deerfield Special Situations Fund

International Limited. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. The reporting entities have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of our common stock: (i) Deerfield Partners, L.P.: 1,888,707; (ii) Deerfield Special Situations Fund, L.P.: 444,970; (iii) Deerfield International Limited: 2,484,578; and (iv) Deerfield Special Situations Fund International Limited: 841,030.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which reported beneficial ownership as of December 31, 2006, as modified by a Form 4 filed on January 18, 2007 by Great Point Partners, LLC and Dr. Jeffrey R. Jay, MD, which reported beneficial ownership as of January 16, 2007. Such Form 4 discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 4,105,000 shares of our common stock. Great Point Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“Great Point”) is the investment manager of Biomedical Value Fund, L.P. (“BVF”), and by virtue of such status may be deemed to be the beneficial owner of the 2,216,700 shares of our common stock owned by BVF (the “BVF Shares”). Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares. Great Point is the investment manager of Biomedical Offshore Value Fund, Ltd. (“BOVF”), and by virtue of such status may be deemed to be the beneficial owner of the 1,888,300 shares of our common stock owned by BOVF (the “BOVF Shares”). Dr. Jay, as senior managing member of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. Great Point and Dr. Jay disclaim beneficial ownership of the BVF Shares and the BOVF Shares, except to the extent of their respective pecuniary interests.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which reported beneficial ownership as of December 31, 2006, by T. Rowe Price Associates, Inc. These shares are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which reported beneficial ownership as of January 31, 2007, by Visium Balanced Fund, LP, a Delaware limited partnership (“VBF”), Visium Long Bias Fund, LP, a Delaware limited partnership (“VLBF”), Visium Balanced Fund Offshore, Ltd., a Cayman Islands corporation (“VBFO”), Visium Long Bias Fund Offshore, Ltd., a Cayman Islands corporation (“VLBFO”), Visium Capital Management, LLC, a Delaware limited liability company (“VCM”), Visium Asset Management, LLC, a Delaware limited liability company (“VAM”) and Jacob Gottlieb. By virtue of its position as investment advisor to each of VBF, VLBF, VBFO and VLBFO, VAM may be deemed to beneficially own the 2,532,065 shares of our common stock beneficially owned by VBF, VLBF, VBFO and VLBFO. By virtue of its position as General Partner to each of VBF and VLBF, VCM may be deemed to beneficially own the 879,345 shares of our common stock beneficially owned by VBF and VLBF. By virtue of his position as the principal of VAM and the sole managing member of VCM, Mr. Gottlieb may be deemed to beneficially own the 2,532,065 shares of our common stock beneficially owned by VAM.
(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which reported beneficial ownership as of December 31, 2006, by Wellington Management Company, LLP. Such Schedule 13G discloses that Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 2,199,000 shares of our common stock which are held of record by clients of Wellington Management.
(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 26, 2007, which reported beneficial ownership as of February 16, 2007, by Bridger Management, LLC and Roberto

Mignone. Such Schedule 13G discloses that the reporting persons have shared voting and dispositive power, and beneficially own 2,129,800 shares of our common stock. Mr. Mignone is the managing member of Bridger Management, LLC.

(9)	Includes 5,000 shares of common stock held by Ms. Bennett and 195,000 shares of common stock underlying stock options granted to Ms. Bennett which will have vested within 60 days after March 31, 2007. Does not include 59,750 shares of common stock underlying stock options and 25,000 shares of common stock underlying restricted stock units granted to Ms. Bennett, which will not have vested within 60 days after March 31, 2007.
(10)	Includes 91,248 shares of common stock underlying stock options granted to Mr. Frey which will have vested within 60 days after March 31, 2007. Does not include 6,752 shares of common stock underlying stock options granted to Mr. Frey, which will not have vested within 60 days after March 31, 2007.
(11)	Includes 7,800 shares of common stock held by Dr. Hutson and 7,971 shares of common stock underlying stock options granted to Dr. Hutson which will have vested within 60 days after March 31, 2007. Does not include 11,140 shares of common stock underlying stock options granted to Dr. Hutson, which will not have vested within 60 days after March 31, 2007.
(12)	Includes 50,332 shares of common stock underlying stock options granted to Dr. Kent which will have vested within 60 days after March 31, 2007. Does not include 1,168 shares of common stock underlying stock options granted to Dr. Kent, which will not have vested within 60 days after March 31, 2007.
(13)	Includes 400 shares of common stock held by Mr. Lee and 85,581 shares of common stock underlying stock options granted to Mr. Lee which will have vested within 60 days after March 31, 2007. Does not include 7,086 shares of common stock underlying stock options granted to Mr. Lee, which will not have vested within 60 days after March 31, 2007.
(14)	Includes 72,165 shares of common stock underlying stock options granted to Mr. Ringo which will have vested within 60 days after March 31, 2007. Does not include 11,168 shares of common stock underlying stock options granted to Mr. Ringo, which will not have vested within 60 days after March 31, 2007.
(15)	Includes 336,497 shares of common stock held by Dr. Shaffer, 800 shares of common stock held by Dr. Shaffer’s children and 459,284 shares of common stock underlying stock options granted to Dr. Shaffer which will have vested within 60 days after March 31, 2007. Does not include 118,501 shares of common stock underlying stock options and 50,000 shares of common stock underlying restricted stock units granted to Dr. Shaffer, which will not have vested within 60 days after March 31, 2007.
(16)	Includes 20,916 shares of common stock underlying stock options granted to Mr. Spagnardi which will have vested within 60 days after March 31, 2007. Does not include 56,834 shares of common stock underlying stock options and 20,000 shares of common stock underlying restricted stock units granted to Mr. Spagnardi, which will not have vested within 60 days after March 31, 2007.
(17)	Includes 2,000 shares of common stock held by Mr. Staab and 108,800 shares of common stock underlying stock options granted to Mr. Staab which will have vested within 60 days after March 31, 2007. Does not include 40,750 shares of common stock underlying stock options and 20,000 shares of common stock underlying restricted stock units granted to Mr. Staab, which will not have vested within 60 days after March 31, 2007.
(18)	Includes 28,125 shares of common stock held by Mr. Yerxa and 230,087 shares of common stock underlying stock options granted to Mr. Yerxa which will have vested within 60 days after March 31, 2007. Does not include 50,834 shares of common stock underlying stock options and 20,000 shares of common stock underlying restricted stock units granted to Mr. Yerxa, which will not have vested within 60 days after March 31, 2007.
(19)	Includes an aggregate of 1,758,539 shares of common stock underlying stock options granted to all of the directors and executive officers as a group which will have vested within 60 days after March 31, 2007. Does not include common stock underlying stock options and restricted stock units which have not vested within 60 days after March 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

(as of December 31, 2006)

The following table provides information about securities authorized for issuance under our equity compensation plans as of December 31, 2006:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights (3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,801,204	(2)	$9.90	1,192,280	(4)
Equity compensation plans not approved by security holders	0		0	0

Total	6,801,204	(2)	$9.90	1,192,280	(4)

(1)	Consists of our following equity compensation plans: Amended and Restated 1995 Stock Plan and 2005 Equity Compensation Plan.
(2)	Consists of 4,075,787 shares subject to outstanding stock options issued under our Amended and Restated 1995 Stock Plan, 2,530,417 shares subject to outstanding stock options under our 2005 Equity Compensation Plan, and 195,000 shares subject to outstanding restricted stock units issued under our 2005 Equity Compensation Plan.
(3)	The weighted-average exercise price of outstanding options, warrants, and rights does not take into account restricted stock units as they do not have an exercise price.
(4)	Consists of 917,697 shares available for issuance under our Amended and Restated 1995 Stock Plan and 274,583 shares available for issuance under our 2005 Equity Compensation Plan to our officers, directors, employees, consultants and advisors. Does not include up to an additional 5,000,000 shares that will become available for issuance under our Amended and Restated 2005 Equity Compensation Plan should such plan be ratified and approved, upon the adoption of Proposal No. 3 (as summarized in this proxy statement) by our stockholders at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation our Board of Directors is divided into three classes: Class A, Class B and Class C, with each class consisting, as nearly as possible, of an equal number of directors. There are currently six members of our Board of Directors. At the Annual Meeting, the two Class A Directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2010 and until their successors shall have been elected and qualified, or until such director’s earlier death, resignation, or removal. The nominees for election to our Board of Directors are Christy L. Shaffer, Ph.D. and Richard S. Kent, M.D.

The following tables set forth information regarding: (i) the current Class A Directors who have been nominated for election to our Board of Directors at the Annual Meeting; and (ii) the Class B and Class C Directors whose terms of office do not expire as of, and who will continue to serve after, the Annual Meeting:

Class A Director Nominees Subject to Election at the Annual Meeting

Class A Director Nominees for Terms Ending in 2010	Present Position, Age and Recent Business Experience
Richard S. Kent, M.D.	Richard S. Kent, M.D., age 57, has served as a director since June 2004, is a member of our Corporate Governance Committee and has been the Chairman of our Compensation Committee since September 2004. Since 2002, Dr. Kent has also served as the President and Chief Executive Officer of Serenex, Inc. and served as President and Chief Executive Officer of Ardent Pharmaceuticals, Inc. from 2001 until joining Serenex. In total, Dr. Kent has more than 20 years of global pharmaceutical experience, including serving as Senior Vice President, Global Medical Affairs, and Chief Medical Officer of GlaxoSmithKline. Prior to GlaxoSmithKline, Dr. Kent held senior positions at Glaxo Wellcome Inc. and Burroughs Wellcome Co. At Glaxo Wellcome, he was Vice President, U.S. Medical Affairs and Group Medical Director, from 1998 through 2001, in addition to serving on the board of directors of Glaxo Wellcome and other senior level operating committees responsible for directing the development and commercialization of the company’s products. Prior to such time, at Burroughs Wellcome, he was International Director of Medical Research. Dr. Kent has supervised dozens of Investigational New Drug Applications and over 20 successful New Drug Applications (and equivalent submissions in Europe and the rest of the world) in a wide range of therapeutic areas including CNS, Antivirals, HIV, Respiratory, Gastrointestinal, Anesthesia/Critical Care, Cardiovascular, and Oncology. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his medical degree from the University of California, San Diego. He completed his medical training at Harvard (Peter Bent Brigham Hospital), Stanford University Medical Center and Duke University Medical Center, and was a member of Duke University’s medical faculty. He is board certified in both internal medicine and cardiology.

Christy L. Shaffer, Ph.D.	Christy L. Shaffer, Ph.D., age 49, has served as our Chief Executive Officer and as a director since January 1999, and as our President since June 2005. Dr. Shaffer also served as our President from January 1999 to June 2002. Dr. Shaffer joined us in June 1995 as our first full-time employee, Director, Clinical Operations. She was promoted to Senior

Class A Director Nominees for Terms Ending in 2010	Present Position, Age and Recent Business Experience
Director, Development in June 1996 and to Vice President, Development and Chief Operating Officer in January 1998. Dr. Shaffer has over 15 years of experience in drug development within the pharmaceutical industry. She previously served in a variety of positions in the clinical research division of Burroughs Wellcome Co. including International Project Leader for cardiopulmonary programs. She served as the Associate Director of pulmonary research in the department of pulmonary/critical care medicine at Burroughs Wellcome immediately prior to joining Inspire in June 1995. Dr. Shaffer coordinated several IND submissions and one NDA submission at Burroughs Wellcome. Dr. Shaffer received a Ph.D. in pharmacology from the University of Tennessee and completed two years of postdoctoral training in cardiovascular research in the Biochemistry Department at the Chicago Medical School before her one-year postdoctoral appointment at the University of North Carolina at Chapel Hill.

Class B and Class C Directors Not Subject to Election at the Annual Meeting:

Class B Directors for Terms Ending in 2008	Present Position, Age and Recent Business Experience
Kip A. Frey	Kip A. Frey, age 48, has served as a director since June 2002, is a member of our Audit Committee and the Chairman of our Corporate Governance Committee since 2002. Since 2001, he has been a Partner with Intersouth Partners, one of the oldest and largest venture capital firms in the southeast. Mr. Frey is also currently an adjunct professor at Duke University, where he has taught since 1998. He served as 2001-2002 Chairman of the Council for Entrepreneurial Development in Research Triangle Park, North Carolina. Mr. Frey was the Vice President and General Manager of Dynamic Commerce Applications for Siebel Systems from 2000 until 2001. Between 1998 and 2000, he served as the President and Chief Executive Officer of OpenSite Technologies, Inc., a software company acquired by Siebel Systems in May 2000. Mr. Frey has been the leader and architect of three of Research Triangle Park’s most notable entrepreneurial ventures, Ventana Communications Group, Accipiter, Inc. and OpenSite Technologies, Inc. He is a member of the board of directors of the Triangle Community Foundation, Durham Academy and several local civic and charitable organizations. In 1999, Digital South Magazine named him the Southeast’s top CEO. Mr. Frey is a Phi Beta Kappa graduate of the University of Southern California Film School and of Duke Law School.

Kenneth B. Lee, Jr.	Kenneth B. Lee, Jr., age 59, has served as a director since September 2003 and as Chairman of the Board since February 2005. He has also served as a member of our Compensation Committee and Chairman of our Audit Committee since 2003, and serves as our Audit Committee Financial Expert. He served as a member of our Corporate Governance Committee from February 2005 to June 2005 and as our Vice-Chairman of the Board from March 2004 to January 2005. Mr. Lee has over 30 years of experience with technology-based companies. He is a former Ernst & Young Partner, where he was employed for 29 years, and was instrumental in the founding and successful development of the Ernst & Young life science practice in the San Francisco Bay Area. Mr. Lee is

Class B Directors for Terms Ending in 2008	Present Position, Age and Recent Business Experience
currently a General Partner with Hatteras Venture Partners, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. Prior to that, he served as President of A.M. Pappas & Associates, LLC, a venture capital concern. He serves on the boards of two other public companies: CV Therapeutics, Inc. and POZEN Inc. During his tenure with Ernst & Young, he co-founded the National Conference on Biotechnology Ventures, the International Strategic Partnering Conference and the Palo Alto Center for Strategic Transactions. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Class C Directors for Terms Ending in 2009	Present Position, Age and Recent Business Experience
Nancy J. Hutson, Ph.D.	Nancy J. Hutson, Ph.D., age 57, has served as a director since October 2006 and is a member of our Compensation Committee. Dr. Hutson retired from Pfizer Inc., where she spent 25 years in various research and leadership positions, most recently serving as Senior Vice President, Global Research and Development and Director of Pfizer’s largest pharmaceutical R&D site, known as Groton New London Laboratories. In January 2006, she was awarded a Women of Innovation award by the Connecticut Technology Council for research innovation and leadership for her work at Pfizer’s Groton New London Laboratories, where she led 4,500 scientists and managed a budget in excess of $1 billion. While at Pfizer, Dr. Hutson was an active member of numerous committees, serving as Chair of the Groton New London Laboratories Leadership Team and the Exploratory Development Strategy Team, and as a member of the Worldwide Development Operations Group, Senior Leadership Team, and the Pharmaceuticals Steering Committee, among others. She was also a sponsor of the Network of Executive Women where she served as a mentor for senior women at Pfizer Global Research & Development. Dr. Hutson has served on various community boards, including the African Medical and Research Foundation, the University of Connecticut Health Science Center, and the Connecticut Business & Industry Association. She has authored or co-authored more than 45 academic research papers and abstracts. Dr. Hutson received her B.A. in General Biology from Illinois Wesleyan University and her Ph.D. in Physiology and Biochemistry from Vanderbilt University. She completed a post-doctoral fellowship at the Diabetes and Endocrinology Center at Vanderbilt and a post-doctoral fellowship in the Department of Clinical Biochemistry at the University of Oxford.

William R. Ringo, Jr.	William R. Ringo, Jr., age 61, has served as a director since June 2003 and is a member of our Audit Committee. Mr. Ringo has over 30 years of leadership experience in the pharmaceutical and biotechnology industry. He is currently the CEO in Residence at Warburg Pincus and the Executive in Residence at Sofinnova Ventures. From July 2004 to April 2006, he served as the President, Chief Executive Officer and a director of Abgenix, Inc., at which time Abgenix was acquired by Amgen, Inc. He is also a founding member of Pearl Street Venture Funds, which was founded in 2000. From 1973 until his retirement in 2001, Mr. Ringo served in a variety of senior roles at Eli Lilly and Company, most

Class C Directors for Terms Ending in 2009	Present Position, Age and Recent Business Experience
recently as President of Oncology and Critical Care Products. During his tenure at Eli Lilly, Mr. Ringo also served as President of Internal Medicine Products and President of the Infectious Disease Business Unit, and held senior positions in sales, marketing and business planning. Mr. Ringo currently serves as a director of Allos Therapeutics and InterMune, Inc. Mr. Ringo received a B.S. in Business Administration and Management and an M.B.A. from the University of Dayton.

The Corporate Governance Committee of our Board of Directors has nominated, and our Board of Directors has ratified, the nomination of Christy L. Shaffer, Ph.D. and Richard S. Kent, M.D., for election at the Annual Meeting as Class A Directors, whose terms will expire at the Annual Meeting of Stockholders in 2010, if elected at the Annual Meeting.

The Corporate Governance Committee will consider director candidates recommended by our stockholders. In order to be considered by the Corporate Governance Committee, a stockholder must submit, in writing, information regarding such stockholder and the recommended candidate to the Corporate Governance Committee, Attention: Chairperson, c/o Inspire Pharmaceuticals, Inc.—Secretary, 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703. The information must be sent by registered mail or certified mail, return receipt requested, and should include at least the following information: the name, age, business address and residence address of the recommended candidate; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the stockholder and proposed candidate. The recommending stockholder should also include complete contact information with regard to him or herself, indicate the number of shares of our common stock owned by such stockholder, and indicate whether the person recommended as a candidate consents to being named in the proxy statement as a nominee for director.

The following criteria have been identified by our Corporate Governance Committee, and adopted by our Board of Directors, to guide our Corporate Governance Committee in selecting board nominees:

1. Directors should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of Inspire;

2. The Corporate Governance Committee should generally seek current and/or former executive officers and/or directors of companies and leaders of major organizations, including scientific, government, educational and other non-profit institutions;

3. The Corporate Governance Committee should seek directors who are recognized as leaders in the fields of pharmaceuticals and biotechnology, particularly those areas of research, development and commercialization undertaken by Inspire, including those who have received awards and honors in their field;

4. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

5. Directors should generally not serve on the board of directors of more than six publicly traded companies and should have sufficient time to devote to Inspire;

6. Directors should understand the duties required of directors to our stockholders;

7. At least two-thirds of the directors on our Board of Directors should be “independent” as defined by The Nasdaq Global Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

8. Each director should have the ability to exercise sound, independent business judgment.

The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a stockholder. Candidates may come to the attention of the Corporate Governance Committee via the recommendation of current directors, stockholders or other persons. Candidates are evaluated at meetings of the Corporate Governance Committee and, subject to the timing details included above for consideration at our 2008 Annual Meeting, may be considered at any point during the year.

There is presently one vacancy amongst our Class C Directors. The Corporate Governance Committee is considering director candidates to fill the Class C Director vacancy. When a qualified director candidate has been identified by our Board of Directors to fill the Class C Director vacancy, our Board of Directors, pursuant to our Bylaws, may fill the Class C Director vacancy by a vote of a majority of our directors then in office.

If the enclosed proxy is properly executed and received in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as Class A Directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by our Board of Directors to replace such nominee or, in lieu thereof, our Board of Directors may reduce the number of directors. Our Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

CORPORATE GOVERNANCE

Independence of Directors

Five of the six members of our Board of Directors (the entire Board of Directors, with the exception of Dr. Shaffer, our President and Chief Executive Officer) are not affiliated with us in any capacity (except, by virtue of their directorship and beneficial stock ownership) and are therefore “independent”, as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors.

Meetings and Committees of our Board of Directors

During the year ended December 31, 2006, there were 13 meetings of our Board of Directors. Each incumbent director attended at least 75% of the meetings of our Board of Directors and any committee or committees on which he or she served, during the period of time that such director served on such committee or committees, except for Dr. Hutson who attended two of the three applicable meetings that occurred after her election to the Board of Directors in late 2006. Our Board of Directors has established an Audit Committee, a Corporate Governance Committee and a Compensation Committee.

The Audit Committee currently consists of Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo. Messrs. Lee, Frey and Ringo are “independent” as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Board of Directors has also determined that Mr. Lee is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission. Pursuant to guidelines established by a written charter adopted by our Board of Directors in December 2006, a copy of which is located on our website at www.inspirepharm.com, our Audit Committee assists our Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is consistent application of generally accepted accounting principles, and that there is compliance with management’s policies and procedures. Our Board of Directors has also adopted a Code of Conduct and Business Ethics which is located on our website at www.inspirepharm.com. In performing these functions, our Audit Committee meets periodically with the independent registered public accounting firm (including meeting in an executive session without management present) and management to review their work and confirm that they are properly discharging their respective responsibilities. Our Audit Committee met 7 times during 2006. The Audit Committee Report is included below.

Our Corporate Governance Committee currently consists of Mr. Frey, as chairperson, and Dr. Kent, both of whom are “independent” as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Corporate Governance Committee identifies individuals qualified to become members of our Board of Directors, reviews the qualifications of candidates and selects the director nominees for each annual meeting of stockholders. Our Corporate Governance Committee also develops and recommends corporate governance principles to our Board of Directors, plans for and assists in the transitioning of directors on to and off of our Board of Directors, provides a review function for directors, helps prepare for management succession, and leads our Board of Directors in complying with its corporate governance principles. A copy of the Corporate Governance Committee Charter is located on our website at www.inspirepharm.com. Our Corporate Governance Committee met 5 times during 2006.

Our Compensation Committee currently consists of Dr. Kent, as chairperson, Dr. Hutson and Mr. Lee, each of whom is “independent” as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Compensation Committee considers compensation of our executive officers and directors and considers, reviews and approves issues and matters concerning the compensation of directors and employees and the objectives and policies instituted by our Board of Directors. A copy of the Compensation Committee Charter is posted on our website at www.inspirepharm.com. Our Compensation Committee met 7 times in 2006. The Compensation Committee Report is included below.

Code of Conduct and Business Ethics

We have adopted a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. The Code of Conduct and Business Ethics is available on our website at www.inspirepharm.com. If we make any substantive amendments to the Code of Conduct and Business Ethics or grant any waiver from a provision of the Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

Compensation Committee Interlocks and Insider Participation

As described above, all members of our Compensation Committee are independent directors, and none of them are present or past employees or officers of ours. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers has served on our Board of Directors or our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission, for inclusion in this proxy statement.

The Audit Committee of the Board of Directors, which consists of Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo, reviews the results and scope of the annual audit and the services provided by PricewaterhouseCoopers LLP, Inspire’s independent registered public accounting firm and performs such additional functions as are set forth in a written charter adopted by the Board of Directors, a copy of which is located on our website at www.inspirepharm.com. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with Inspire’s management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2006;

•	Reviewed and discussed with Inspire’s management the results of the internal audit plan for the year ended December 31, 2006;

•

Reviewed and discussed with Inspire’s management and PricewaterhouseCoopers LLP the evaluation of Inspire’s design and functioning of its internal control over financial reporting, including the required Section 404 testing undertaken by Inspire’s management and PricewaterhouseCoopers LLP with respect to Inspire’s internal control over financial reporting;

•	Held separate executive sessions with PricewaterhouseCoopers LLP;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Audit Committee also recommends that Inspire’s stockholders ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

Respectfully submitted,

Audit Committee

Kenneth B. Lee, Jr.

Kip A. Frey

William R. Ringo, Jr.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (found below in this Proxy Statement) with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Compensation Committee

Richard S. Kent, M.D.

Nancy J. Hutson, Ph.D.

Kenneth B. Lee, Jr.

DIRECTOR COMPENSATION

The following table sets forth a summary of our non-employee directors’ compensation for fiscal 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Kip A. Frey	$40,000	—	$79,308	—	—	—	$119,308
Alan F. Holmer (3)	35,000	—	56,920	—	—	—	91,920
Nancy J. Hutson, Ph.D. (4)	5,380	—	9,932	—	—	—	15,312
Richard S. Kent, M.D.	35,000	—	56,920	—	—	—	91,920
Kenneth B. Lee, Jr.	65,000	—	95,571	—	—	—	160,571
William R. Ringo, Jr.	35,000	—	56,920	—	—	—	91,920

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for awards pursuant to our Amended and Restated 1995 Stock Plan and our 2005 Equity Compensation Plan and thus, includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.
(2)	The aggregate numbers of shares subject to option awards outstanding as of December 31, 2006 were as follows: 98,000 for Kip A. Frey; 38,000 for Alan F. Holmer; 19,111 for Nancy J. Hutson; 51,500 for Richard S. Kent; 92,667 for Kenneth B. Lee, Jr.; and 83,333 for William R. Ringo, Jr.
(3)	Alan F. Holmer resigned from our Board of Directors effective as of February 13, 2007.
(4)	Nancy J. Hutson’s compensation was determined on a pro rata basis based on the effective date she joined our Board of Directors, October 27, 2006.

Overview of Compensation of Directors and Related Matters

Previous Non-Employee Director Compensation Policy

The compensation of our non-employee directors for the fiscal year ended December 31, 2006 was based upon our then-effective policy, which has since been amended and restated (for a description of the new policy, please see “Amended and Restated Director Compensation Policy” below). Under our policy in effect for 2006, each non-employee director was entitled to receive: (i) $25,000 annually; (ii) a stock option grant in the amount of 20,000 shares upon election to a three-year term, which was to vest as follows: 10,000 shares in year one (1/12th per month), 5,000 shares in year two (1/12th per month) and 5,000 shares in year three (1/12th per month); and (iii) a stock option grant in the amount of 10,000 shares (provided that the director was still serving as such at the time of the annual meeting of our Board of Directors), which was to vest 1/12th per month. Each non-employee director who served on our Audit Committee also received the following compensation with respect to such committee: (i) $10,000 annually; and (ii) a stock option grant in the amount of 4,000 shares to vest at the rate of 1/12th per month. Each non-employee director who served on our Compensation Committee or our Corporate Governance Committee also received the following compensation with respect to each such committee: (i) $5,000 annually; and (ii) a stock option grant in the amount of 2,000 shares to vest at the rate of 1/12th per month.

In addition to the amounts set forth above, under our previous policy, the Chairman of the Board received: (i) $25,000 annually to cover general availability for consultations and communications with our senior management and for his close work with our Chief Executive Officer on key matters affecting us; and (ii) a stock option grant in the amount of 4,000 shares, which was to vest at the rate of 1/12th per month. Finally, any non-employee director who served as the Vice-Chairman of our Board of Directors was to receive: (i) $5,000 annually to cover general availability for consultations and communications with our senior management and for his or her close work with our Chairman of the Board and Chief Executive Officer on key matters affecting us; and (ii) a stock option grant in the amount of 2,000 shares, which was to vest at the rate of 1/12th per month. We did not have a Vice-Chairman in 2006.

Our director compensation policy in effect in 2006 also included cash compensation of $3,500 per day for any member of our Board of Directors who attended and participated in our Science Day. No Science Day was held during 2006.

In accordance with our previous director compensation policy then in effect, in June 2006, we granted options to purchase (a) 20,000 shares of our common stock to all newly elected directors; (b) 10,000 shares of our common stock to each director serving at the time of the June 2006 annual meeting of our Board of Directors; (c) 4,000 shares of our common stock to each director serving on our Audit Committee; (d) 2,000 shares of our common stock to each director serving on our Compensation Committee and/or our Corporate Governance Committee; and (e) 4,000 shares of our common stock to the Chairman of the Board. The June 2006 options have an exercise price of $4.39 per share.

In October 2006, Dr. Hutson was elected to our Board of Directors to fill the remaining two years of a three-year director’s term and was appointed as a member of the Compensation Committee of the Board of Directors. At such time, we granted her options to purchase an aggregate of 19,111 shares of our common stock, at an exercise price of $5.40 per share, in accordance with the applicable director compensation policy.

All option grants made to directors pursuant to the applicable compensation policies shall cease to vest if the grantee-director resigns from our Board of Directors, or the applicable committee or position, or otherwise ceases to serve, unless our Board of Directors determines that the circumstances warrant continuation of vesting.

In addition to compensation under the policy in effect for fiscal 2006, all directors were reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings and, if applicable, for one conference or seminar per calendar year which relates to their performance on our Board of Directors.

Amended and Restated Director Compensation Policy

Our policy with respect to the compensation of all non-employee directors of our Board of Directors was amended by our Board of Directors on March 29, 2007. The material components of the new policy are as follows:

A. Cash Compensation.

1. Each non-employee director will receive $30,000 annually to cover general availability and participation in meetings and conference calls of our Board of Directors;

2. Each Audit Committee member will receive $10,000 annually to cover general availability and participation in Audit Committee conference calls and meetings;

3. Each Corporate Governance Committee member will receive $10,000 annually to cover general availability and participation in Corporate Governance Committee conference calls and meetings;

4. Each Compensation Committee member will receive $10,000 to cover general availability and participation in Compensation Committee conference calls and meetings;

5. The Chairman of the Board will receive an additional $30,000 annually. The Chairman of each committee identified above will receive an additional $10,000 annually; and

6. Each non-employee director will receive $3,500 per day, plus reasonable out-of-pocket travel expenses, to cover preparation for, attendance at and participation in the meetings, seminars and other events comprising any “Science Day,” including any follow-up discussions relating to the issues discussed at a Science Day. Such compensation shall be paid only to those directors that attend a Science Day. The events constituting a Science Day may take place over a period of time covering up to 48 hours.

B. Stock Option Grants.

1. A stock option grant in the amount of 50,000 shares will be granted to each non-employee director upon initial election to our Board of Directors, which stock option will vest over three years commencing on the date of grant as follows: 20,000 shares in year one (1/4th of such 20,000 shares per quarter), 15,000 shares in year two (1/4th of such 15,000 shares per quarter) and 15,000 shares in year three (1/4th of such 15,000 shares per quarter); provided, however, that all vesting will cease if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting;

2. A stock option grant in the amount of 30,000 shares will be granted to each non-employee director at the time of each annual meeting of our Board of Directors, which stock option will vest over the one-year period commencing on the date of grant (1/4th of such 30,000 shares per quarter); provided, however, that all vesting will cease if the director resigns from our Board of Directors or otherwise ceases to serve as director, unless our Board of Directors determines that the circumstances warrant continuation of vesting; and

3. A stock option grant in the amount of 10,000 shares will be granted to the Chairman of the Board at the time of the annual meeting of our Board of Directors, which stock option grant will vest over the one-year period commencing on the date of grant (1/4th of such 10,000 shares per quarter); provided, however, that all vesting will cease if such person resigns from the position of Chairman of the Board, unless our Board of Directors determines that the circumstances warrant continuation of vesting.

C. Vacancies. In the event that a director is appointed to fill a vacancy on our Board of Directors, any committee of our Board of Directors, or the Chairman of the Board, our Board of Directors will determine the amount of cash compensation and stock option grants appropriate to provide such director with comparable compensation for the period such director will so serve for the remainder of the term.

D. Payment/Grant Procedure. All cash compensation payments made pursuant to the new policy will be paid quarterly in arrears as soon as practicable, but not later than 10 days, after the last day of such quarter.

Stock options awarded pursuant to the new policy (except in certain circumstances, such as filling vacancies) will be granted on the date of the annual meeting of our Board of Directors, and the exercise price for each share available under each option will be equal to the fair market value of our common stock on the date of grant. All stock options awarded upon initial election to our Board of Directors and to fill a vacancy will be granted on the date of such appointment, and the exercise price for each share available under such option will be equal to the fair market value of our common stock, on the date of such grant.

E. Effective Date. All cash compensation provisions of the policy and any interim stock option grant provisions were effective as of April 1, 2007. The stock option grant provisions relating to annual grants will be effective for directors elected or serving as of our annual meeting of stockholders to be held in, or after, 2007, or appointed to a committee or as Chairman of the Board at the annual meeting of our Board of Directors to be held in, or after, 2007. As a result, the new policy will be in effect with respect to stock option grants made at the 2007 annual meeting of the Board of Directors, which such meeting will follow the Annual Meeting.

F. Change of Control. All options granted under the new policy shall vest immediately if (i) there is a change of control and (ii) the optionee will cease to serve as a member of our Board of Directors as a result of such change of control. For purposes of the policy, change of control shall have the same meaning as described below under the action “Potential Payments upon Termination of Change in Control” with respect to the individual change in control agreements between our executive officers and the Company.

In addition to compensation under the new policy, all directors will be reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings and, if applicable, for one or two conferences or seminars per calendar year which relate to their performance on our Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age and position of each person who is currently serving as an executive officer and who is not currently a director, is listed below, followed by a summary of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Position and Age
Mary B. Bennett	Mary B. Bennett, age 49, has served as our Executive Vice President, Operations and Communications since December 2004. Prior to that, Ms. Bennett served as Senior Vice President, Operations and Communications from June 2003 until December 2004, and as Vice President, Operations and Communications from March 2001 until June 2003. As Executive Vice President, Operations and Communications, she manages a variety of areas for Inspire, including Human Resources, Communications, Investor Relations and Operations. Ms. Bennett came to Inspire from Glaxo Wellcome Inc., where she served as Worldwide Director for R&D Human Resources Effectiveness, Planning and Communication. Prior to her role in Human Resources, Ms. Bennett held various roles during her 13 years at Glaxo Wellcome, including Worldwide Director for R&D Communications, Director of R&D Operations and Department Head of Comparative Medicine. She also led R&D Communications for major company redesign initiatives, and for the Glaxo Wellcome merger. Ms. Bennett holds a B.A. in Behavioral Science from National Louis University and an M.B.A. from Duke University.

R. Kim Brazzell, Ph.D.	R. Kim Brazzell, Ph.D., age 54, has served as our as Senior Vice President of Ophthalmic Research and Development (R&D) since August 2004. In this capacity, he oversees various aspects of preclinical and clinical R&D, provides strategic direction and expertise to project teams, assists the marketing and sales team in Phase 4 clinical trials and marketing plans and activities, and serves an important external role in further developing Inspire’s presence and depth in ophthalmology. Dr. Brazzell has 20 years of experience in the ophthalmic pharmaceutical industry. Prior to joining Inspire, he served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics from 2000 until 2004. He has extensive experience in the discovery and development of multiple successful ophthalmic products including Visudyne®, Zaditor®, Rescula® and Betoptic S®. In addition to managing the global clinical R&D group for Novartis Ophthalmics, Dr. Brazzell built and managed the U.S.-based R&D group for Ciba Vision Ophthalmics in Duluth, Georgia, while serving as their Vice President, R&D, and served as Associate Director, R&D at Alcon Laboratories in Fort Worth, Texas. Dr. Brazzell also has expertise in pharmacokinetics and biopharmaceutics and held positions directing groups in these areas at Alcon Laboratories and Hoffmann-La Roche, where he managed

Name	Position and Age
activities across several therapeutic areas including cardiovascular, pulmonary and ophthalmology. Dr. Brazzell received a B.S. in Pharmacy and Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Donald J. Kellerman, Pharm.D.	Donald J. Kellerman, Pharm.D., age 52, has served as our Senior Vice President of Development since May 2000. In this capacity, he is responsible for the clinical and regulatory affairs aspects of our development programs in particular, in the respiratory/allergy therapeutic area. Dr. Kellerman joined us in July 1999 as Vice President, Development. Prior to joining Inspire, Dr. Kellerman spent over 10 years with Glaxo Wellcome Inc. from August 1997 to July 1999 and from April 1988 to August 1996, where he was director of various groups, including International OTC, United States Infectious Diseases, and the Inhaled Corticosteroid Group. He was clinical project leader for Flovent® from the first United States clinical studies in 1989 to approval in 1996. From September 1996 to August 1997, he was Vice President of Clinical Research at Sepracor, Inc., where he was project leader for the Xopenex® NDA team. Before Glaxo Wellcome, Dr. Kellerman worked at E.R. Squibb and Sons, Inc. and Ciba-Geigy Corporation on several cardiovascular products. Dr. Kellerman holds a Doctor of Pharmacy and Bachelor of Science degree from the University of Minnesota.

Joseph K. Schachle	Joseph K. Schachle, age 42, has served as our Executive Vice President and Chief, Commercial Operations since February 2007. He previously served as our Senior Vice President, Marketing and Sales from January 2004 until February 2007 and as Vice President, Marketing and Sales from January 2003 until January 2004. In his current capacity, he is responsible for establishing a high-value marketing and sales infrastructure in North America to co-promote Restasis®, promote Elestat® and to commercialize potential products from our pipeline. Mr. Schachle has over 17 years experience in pharmaceutical marketing and sales, and has had responsibility for the successful launch of major new products including the marketing of GlaxoSmithKline’s Advair®. His experience includes marketing and sales positions of significant responsibility at The Upjohn Company, GlaxoSmithKline, Inspire and MedImmune, Inc. Prior to joining Inspire, he most recently served as Director of Marketing for infectious disease products at MedImmune from April 2002 until January 2003, where he was responsible for strategic brand management and promotion of Synagis® and Cytogam®. From June 1998 until April 2001, Mr. Schachle was Director, Marketing for GlaxoSmithKline. Mr. Schachle originally joined Inspire in April 2001 as Vice President, Marketing and Sales. Mr. Schachle holds a B.B.A. in Marketing from James Madison University and an M.B.A. from Old Dominion University.

Joseph M. Spagnardi	Joseph M. Spagnardi, age 44, has served as our Senior Vice President, General Counsel and Secretary since March 2006. He previously served as our Vice President and Deputy General Counsel from May 2005 to March 2006. Prior to joining Inspire, Mr. Spagnardi spent over ten years, from August 1994 to May 2005, at GlaxoSmithKline (and its predecessor Glaxo Wellcome), most recently as Assistant General Counsel for R&D Business Development Transactions, where he structured and negotiated strategic transactions relating to the development and commercialization

Name	Position and Age
of pharmaceutical products, development compounds and novel research technologies. Mr. Spagnardi began his career at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP), where his practice focused on multi-national transactions in the M&A and Securities areas. Mr. Spagnardi received a J.D. with Honors from the University of North Carolina at Chapel Hill and a B.S. in Business Administration cum laude from the University of Delaware.

Thomas R. Staab, II	Thomas R. Staab, II, age 39, has served as our Chief Financial Officer and Treasurer since May 2003. Previously, he held senior financial positions with Triangle Pharmaceuticals, Inc., a biotechnology company listed on the NASDAQ national exchange prior to it being acquired by Gilead Sciences, Inc. in 2003. These positions included Vice President and Treasurer, from August 2000 until May 2003, and Acting Chief Financial Officer, from July 2002 until May 2003. His experience includes equity financing, strategic alliances, mergers and acquisitions, drug commercialization, SEC reporting, treasury management and investor relations. Before joining Triangle, Mr. Staab was a manager with PricewaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in the biotechnology, pharmaceutical, pulp and paper, and communications industries. He currently serves on the Board of the North Carolina Biosciences Organization and is a member of its audit committee, and serves on the Board of the Triangle Community Foundation and is its Audit Committee Chairman. Mr. Staab is a Certified Public Accountant and received a B.S. in Business Administration and a Masters of Accounting from the University of North Carolina at Chapel Hill.

Benjamin R. Yerxa, Ph.D.	Benjamin R. Yerxa, Ph.D., age 41, has served as our Chief Scientific Officer and Executive Vice President, Strategic Operations since February 2007. He previously served as our Chief, Scientific Operations and Alliances from December 2005 until February 2007 and prior to that, he held the position of Senior Vice President, Discovery from March 2003 until December 2005. Dr. Yerxa joined Inspire in August 1995 and has held several positions, including Vice President, Discovery and Senior Director of Preclinical Programs. Dr. Yerxa created a novel strategic opportunity for Inspire by developing the concept of ophthalmic uses for Inspire’s core P2Y2 technology. As a Senior Research Chemist his work focused on designing and synthesizing novel P2Y receptor agonists, such as diquafosol. While in chemistry, he was the preclinical project leader for diquafosol. In 2004, Dr. Yerxa received the Southeastern Region American Chemical Society (ACS) Industrial Innovation Award for discoveries related to his work with P2Y2 receptors. Dr. Yerxa received the Triangle Business Journal’s “40 under 40” award, recognizing his contributions in business and leadership. He was also a finalist for Ernst & Young’s Entrepreneur of the Year in North Carolina in 2003. Prior to joining Inspire, Dr. Yerxa was a Research Scientist at Burroughs Wellcome. Dr. Yerxa also worked at Biophysica, Inc. where he synthesized radiocontrast agents. He developed scale-up procedures for the industrial production of Oxilan, a marketed imaging product. Dr. Yerxa received a B.A. in Chemistry from the University of California, San Diego, and a Ph.D. in Organic Chemistry from the University of California, Irvine.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to describe the material elements of compensation provided to our named executive officers for fiscal year ended December 31, 2006. Our named executive officers with respect to the year ended December 31, 2006 are as follows: Christy L. Shaffer, President and Chief Executive Officer; Thomas R. Staab, II, Chief Financial Officer and Treasurer; Mary B. Bennett, Executive Vice President, Operations and Communications; Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary; and Benjamin R. Yerxa, Chief Scientific Officer and Executive Vice President, Strategic Operations. These persons constitute our principal executive officer, our principal financial officer and the three other executive officers who were most highly compensated with respect to 2006.

Our Compensation Committee is responsible for establishing, implementing and monitoring compensation for such persons. In undertaking these responsibilities, our Compensation Committee is aided by various persons, including members of our management and representatives of Frederic W. Cook and Co. (“FW Cook”), an independent executive compensation consulting firm that was retained by our Compensation Committee. This Compensation Discussion and Analysis has been prepared by our senior management, with input from others, including our Compensation Committee and representatives of FW Cook.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate, and retain the key management talent that is required to maximize stockholder value, on both a short-term and long-term basis. We believe that compensation for management should be closely aligned with our corporate performance. Therefore, in addition to providing competitive annual base salaries, we believe it is important to offer opportunities for long-term equity awards and annual cash bonuses. Annual cash bonuses are based largely on corporate performance, with a smaller percentage of the bonuses based on individual performance. We believe that the combination of competitive annual base salaries, annual cash bonuses and long-term equity awards effectively aligns management performance with corporate performance and with stockholder interests.

Implementation of Objectives

Our Compensation Committee oversees and approves all compensation and benefit arrangements for the executive officers, including the named executive officers. Based on our philosophy and objectives, a greater percentage of cash compensation for management is based on corporate performance than is compensation for other employees. In addition, in 2006 our executive officers were granted restricted stock units to provide them greater equity ownership and to better align their compensation with our corporate goals. In addition to the restricted stock units awarded to our executive officers, all of our employees, including our executive officers, received annual stock option grants in 2006 pursuant to our 2005 Equity Compensation Plan or our Amended and Restated 1995 Stock Plan.

When setting compensation amounts, our Compensation Committee utilizes tally sheets and considers recommendations made by our Chief Executive Officer and other members of management, as well as recommendations made by our Compensation Committee’s outside compensation consultant, FW Cook. Our Compensation Committee retained FW Cook to provide advice and guidance with respect to various compensation decisions, including compensation for employees generally and compensation issues as they specifically relate to management and our Board of Directors. FW Cook’s advice and guidance in relation to 2006 executive compensation included advice on annual base salaries, annual cash bonuses and equity compensation, including both restricted stock units and stock option grants. While input from management and the compensation consultant are carefully considered, ultimate decision making authority rests with members of our Compensation Committee.

Our Compensation Committee also considers market data from a variety of sources, including the annual Radford Biotechnology Survey and a comparative group of 19 publicly-traded companies. The Radford

Biotechnology Survey provides data from several hundred participating companies with respect to their compensation practices in numerous areas and with respect to various positions, including management positions. We use this data to help benchmark our executive compensation policies. The companies in the public company peer group were selected based upon various factors, including industry, number of employees, number and type of commercialized products, depth of drug development pipeline, annual spending on research and development activities, and market capitalization. Our Compensation Committee relies upon management and its independent consultant to provide market data and appropriate analyses.

Set forth in the table below is a list of the companies comprising the public company peer group along with certain data that compares such companies to us in certain specified categories:

Peer Group Table1

Company	Revenues (in millions)	Net Income (in millions)	Number of Employees	Market Capitalization (in millions)	Annualized Shareholder Return (as of 12/29/06)
	(for most recent available four quarters ended prior to 12/29/06)		(As of 12/29/06)		1-Year	3-Year
Adolor Corporation	$15	$(67)	179	$345	-48.5%	-27.8%
AtheroGenics, Inc.	$21	$(65)	113	$391	-50.5%	-12.6%
Biomarin Pharmaceutical Inc.	$72	$(33)	314	$1,497	52.0%	28.3%
Cell Therapeutics Inc.	$1	$(121)	214	$253	-19.7%	-41.3%
Connetics Corporation	$150	$(15)	394	$603	21.1%	-1.2%
CV Therapeutics, Inc.	$28	$(280)	627	$795	-43.6%	-1.8%
Durect Corporation	$22	$(30)	138	$306	-12.4%	21.1%
Enzon Pharmaceuticals, Inc.	$182	$(51)	296	$374	15.0%	-10.7%
Immunomedics, Inc.	$7	$(23)	106	$209	24.3%	-7.3%
Inspire Pharmaceuticals, Inc.	$34	$(34)	165	$268	25.0%	-23.4%
InterMune, Inc.	$100	$(26)	193	$1,046	83.0%	9.9%
Neurocrine Biosciences, Inc.	$44	$(116)	588	$395	-83.4%	-42.4%
NPS Pharmaceuticals, Inc.	$29	$(143)	355	$209	-61.7%	-47.1%
Onyx Pharmaceuticals, Inc.	$0	$(110)	100	$486	-63.3%	-27.9%
OSI Pharmaceuticals, Inc.	$379	$(439)	655	$2,003	24.8%	2.7%
POZEN Inc.	$29	$(3)	35	$499	77.2%	18.5%
Regeneron Pharmaceuticals, Inc.	$71	$(101)	588	$1,259	26.2%	10.9%
Salix Pharmaceuticals, Inc.	$197	$15	215	$571	-30.8%	-7.0%
Trimeris, Inc.	$14	$6	90	$281	10.6%	-15.3%
United Therapeutics Corp.	$143	$48	210	$1,262	-21.3%	33.3%

In 2006, our executive compensation program consisted of the following forms of compensation:

•	Base salary;

•	Annual cash bonus;

•	Equity compensation;

•	Standard employee benefits; and

•	Individual change in control agreements between us and each executive officer.

1	Source: Standard & Poor’s Compustat

Base Salary

Overview

We provide each named executive officer with a competitive annual base salary. While base salaries are not primarily performance-based, we believe it is important to provide adequate fixed compensation to executives working in a highly volatile and competitive industry. We provide fixed salary compensation based on competitive market practice in our industry and our geographic region with a goal of rewarding core competence in applicable management roles relative to skills, experience and contributions towards our goals. It is the intention of our Compensation Committee to position base salaries at approximately the competitive median (among the public company peer group) based on the data reviewed.

Changes in Base Salaries for Fiscal Year 2007

Our Compensation Committee typically reviews base salary amounts and approves annual adjustments in the first quarter of each year. For 2007, each named executive was awarded a 4% merit increase in base salary, effective in February. Mr. Joseph M. Spagnardi, our Senior Vice President, General Counsel and Secretary, who was promoted to his position during 2006, was also awarded an additional 10% increase in early 2007 in order to bring his salary to median competitive levels. Benjamin R. Yerxa was promoted to the new position of Chief Scientific Officer and Executive Vice President, Strategic Operations, in early 2007 and received an additional 9% increase in relation to such promotion. The table below shows annual 2006 and 2007 salary rates for each named executive officer:

Name	Title	Ending 2006 Salary	2007 Salary (1)	Percentage (%) Increase
Christy L. Shaffer, Ph.D.	President & CEO	$432,640	$449,946	4%

Thomas R. Staab, II	CFO & Treasurer	$263,694	$274,242	4%

Mary B. Bennett	EVP, Operations & Communications	$272,563	$283,466	4%

Joseph M. Spagnardi	SVP, General Counsel & Secretary	$230,000	$262,200	14%

Benjamin R. Yerxa, Ph.D.	Chief Scientific Officer & EVP, Strategic Operations	$266,500	$300,000	13%

(1)	Effective as of February 2007.

Annual Cash Bonus

Overview

We provide each named executive officer with the opportunity to earn an annual cash bonus based on both corporate and individual performance. We provide these opportunities to drive the achievement of short-term financial and non-financial goals that are intended to help create long-term value. In 2006, we established a bonus award target for each named executive officer based on a percentage of his or her base salary. Target incentives, as a percent of salary, increase with executive rank so that, as rank increases, a greater proportion of total cash compensation is based upon annual corporate and individual performance. Furthermore, an increasingly greater percentage of an employee’s cash bonus is based on corporate performance, rather than individual performance, as an employee increases in rank. In 2006, eighty percent (80%) of each executive officer’s bonus was attributed to our corporate performance and twenty percent (20%) was based on each executive’s individual performance. As a result, the cash bonuses for all of the named executive officers are highly dependent on our corporate performance.

2006 Annual Cash Bonuses

For the fiscal year ended December 31, 2006, the bonus opportunity range was up to 60% of salary for the CEO, up to 50% of salary for officers at the Executive Vice President level, and up to 40% of salary for officers at the Senior Vice President level. Actual payouts under the bonus plan may range from 0 – 100% of the maximum amount payable under the range.

Actual payouts are determined by our Compensation Committee based on achievement of corporate goals and on overall individual performance. Our corporate goals are jointly established at the beginning of each year by management and our Compensation Committee, and are approved by our Compensation Committee and our Board of Directors. These goals are determined based on the key achievements that are identified as those most critical to our success. Once the corporate goals are finalized and approved by our Board of Directors, they are clearly communicated to executives verbally and in writing. Executives are aware of the overall bonus program, targets, annual goals and performance measures that impact the annual bonus payouts.

The extent to which corporate goals are achieved is assessed by our Compensation Committee with input from our Chief Executive Officer and other members of management. Our Compensation Committee considers the following in assessing annual cash bonuses:

•	The extent to which corporate goals are achieved or exceeded;

•	Our overall corporate success throughout the year as determined by factors such as share price growth, progress in key programs and execution of our strategic plan; and

•	Positive or negative events occurring throughout the year unrelated to pre-established corporate goals.

For the fiscal year ended December 31, 2006, our Compensation Committee determined that the corporate component of our annual cash bonus payments would fund at 70% of target for all of our participants, including the executive officers, based upon progress towards the achievement of various corporate goals, including the following:

•	Achieving corporate revenue goals for marketed products;

•	Securing two new corporate partnerships that strengthen the pipeline via the in-licensing of two new product candidates;

•	Initiating a Phase 3 program for cystic fibrosis;

•	Filing a new Investigational New Drug application for a glaucoma product candidate;

•	Enhancing visibility and credibility in scientific, medical and investment communities; and

•	Strategic positioning for growth and positive share price increase in 2007.

The corporate goals for 2006 were not formally weighted, however, achievement of the revenue goals and securing of new corporate partnerships were broadly viewed as high priority goals. Our Compensation Committee withheld 30% of the corporate component target opportunity based on our inability to achieve various goals, including goals relating to out-licensing of product opportunities and progress in our discovery research goal.

For the fiscal year ended December 31, 2006, our Compensation Committee funded the individual component of each named executive officer’s bonus at between 95% and 100% of target. Individual performance was assessed based on the following factors:

•	Contribution toward achievement of corporate goals;

•	Leadership capability and effectiveness; and

•	Impact within and outside of the organization.

Based on a combination of the corporate and individual components of the annual bonus payment, actual final payments ranged from 75 – 76% of the target opportunity for each named executive officer. The table below details annual bonus targets and actual payments made under the annual cash bonus plan for each of the named executives with respect to the fiscal year ended December 31, 2006:

Name	2006 Maximum Bonus		2006 Actual Bonus
	$	% Salary	$	Percent (%) of Salary	Percent (%) of Maximum
Christy L. Shaffer, Ph.D.	$259,584	60%	$197,284	46%	76%
Thomas R. Staab, II	$105,478	40%	$79,530	30%	75%
Mary B. Bennett	$136,282	50%	$103,574	38%	76%
Joseph M. Spagnardi	$92,000	40%	$69,000	30%	75%
Benjamin R. Yerxa, Ph.D.	$106,600	40%	$81,016	30%	76%

Discretionary Awards

Our Compensation Committee may from time to time make discretionary bonus awards outside of the annual cash bonus program to our executive officers. In 2006, our Compensation Committee did not make any discretionary bonus awards outside of the annual cash bonus program to our executive officers. Similarly, senior management may also make discretionary bonus awards to non-executive officer employees. In 2006, prior to his appointment as Senior Vice President, General Counsel and Secretary, senior management awarded Mr. Spagnardi a special discretionary bonus of $52,000, in connection with his efforts relating to the completion of a business development transaction.

Equity Compensation

Overview

Our Compensation Committee strongly believes that equity compensation should be a primary component of its executive compensation program. Equity compensation can be effective in aligning executives’ long-term interests with those of stockholders, as the ultimate value realized by recipients is dependent upon the share price performance of our common stock. Equity compensation also serves to retain the services of key employees, as all equity awards are granted with time-based vesting conditions that must be fulfilled before the award has any value to the recipient.

We typically grant annual equity incentive awards to each executive officer under our 2005 Equity Compensation Plan or our Amended and Restated 1995 Stock Plan. In 2006, all of the equity incentive awards to our executive officers were made under our 2005 Equity Compensation Plan. In determining the form and amount of annual grants for 2006, our Compensation Committee reviewed competitive data prepared by FW Cook, its independent compensation consultant. It also reviewed the current carried interest holdings of each executive in determining whether any individual warranted adjustments that would differ from the competitive median amounts. For all executives other than our Chief Executive Officer, the Committee also considered the recommendations of our Chief Executive Officer based on her subjective assessment of their performance. In 2006, each named executive received grants of stock options and a special retention award of restricted stock units.

Stock Options

We have historically granted equity compensation in the form of stock options. As stock options only have value to the recipient if our share price increases from the date of grant, we believe that stock options are effective in aligning executives’ long-term interests with those of stockholders. We also believe that stock options offer superior leverage to recipients as compared to other forms of equity compensation, and are an appropriate form of equity compensation given our future growth potential. Further, all awards are targeted to median competitive levels within our peer group of companies, with adjustments made based on subjective factors such as individual performance and level of existing equity holdings.

The exercise price of all stock option grants is set as the closing share price on the date of grant. Annual option awards granted to executive officers during the fiscal year ended December 31, 2006 vest over four years, with 25% vesting on the first anniversary of the date of grant, and the remaining 75% vesting in thirty-six monthly installments thereafter. Each option granted to our executive officers since 2005 also has a seven-year maximum exercise term, which is the maximum option term permitted under our 2005 Equity Compensation Plan.

For 2006, we granted stock option awards in two installments. The first installment grant was made in the first half of the year, and the second installment grant in the second half of the year. During 2006, these dates were January 19th and August 30th.

Although our Compensation Committee intends to grant to each executive officer market median equity awards as compared to the public company peer group, the August 30, 2006 stock option grant values were reduced by 10 – 15% from otherwise competitive amounts due to the special restricted stock unit retention award granted in July 2006 (described below).

In 2007, we adopted an Equity Compensation Grant Policy that provided, among other provisions, that annual stock option grants, if any, will be granted under our 2005 Equity Compensation Plan and our Amended and Restated 1995 Stock Plan at pre-established times each year following the filing of our quarterly report on Form 10-Q and our annual report on Form 10-K, as applicable.

Restricted Stock Units

In July 2006, a special retention grant of restricted stock units was made to each executive officer, with value equal to each officer’s maximum target annual bonus opportunity at the time. The awards were made to address the continued lack of retention value being provided by the then-outstanding, underwater stock options. Our Compensation Committee decided to make the executive retention award in the form of restricted stock units so that each executive would have some minimal level of equity ownership in our common stock.

The restricted stock units vest in equal annual installments over five years from the date of grant, or earlier in the event of a change in control. Any restricted stock units that have not vested at the time of termination of service to us will be forfeited, except that vesting continues for a period of one year in the event of death or disability of the recipient. Any vested units will be distributed to the recipients in the form of shares of our common stock six months following termination of service.

Benefits and Perquisites

All of our executive officers have standard benefit arrangements that are offered to other full-time, exempt employees of Inspire. These standard benefits include health, dental and life insurance as well as a contribution under a 401(k) plan. There are no perquisites offered to any executive officers, except certain small perquisites, including use of a corporate credit card, a cell phone and a personal digital assistant.

Change in Control Severance Agreements

We have entered into change in control severance agreements with each named executive officer which provide for severance payments in the event of a qualified termination of employment in connection with a corporate change in control. The agreements are intended to provide a measure of protection so as to eliminate any personal financial considerations an executive may have while evaluating a potential corporate transaction. Our Compensation Committee believes that these severance agreements are necessary given the volatile nature of the biotechnology industry, and will allow our executives to focus on maximizing stockholder value during periods of uncertainty.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation for the year ended December 31, 2006 earned by or paid to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
Christy L. Shaffer, Ph.D. President, Chief Executive Officer and Director	2006	$431,553	—	$18,578	$52,063	$197,284	—	$6,600	$706,077

Thomas R. Staab, II Chief Financial Officer & Treasurer	2006	$255,112	—	$7,431	$17,582	$79,530	—	$6,600	$366,255

Mary B. Bennett Executive Vice President, Operations and Communications	2006	$271,690	—	$9,289	$44,374	$103,574	—	$6,600	$435,527

Joseph M. Spagnardi Senior Vice President, General Counsel and Secretary	2006	$225,012	$52,000	$7,431	$53,009	$69,000	—	$6,600	$413,052

Benjamin R. Yerxa, Ph.D. Chief Scientific Officer, Executive Vice President, Strategic Operations	2006	$266,258	—	$7,431	$42,567	$81,016	—	$6,600	$403,872

(1)	Annual salary increases were effective in February 2006.
(2)	In 2006, prior to his appointment as Senior Vice President, General Counsel & Secretary, Mr. Spagnardi was awarded a special bonus in connection with his efforts relating to the completion of a business development transaction.
(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for restricted stock units granted pursuant to our 2005 Equity Compensation Plan. These amounts were determined by multiplying the number of restricted stock units granted by the closing price of our common stock on the date of grant, allocated over the vesting period of the grant.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for awards pursuant to our Amended and Restated 1995 Stock Plan and our 2005 Equity Compensation Plan and thus, includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.
(5)	Reflects the 3% employer matching contribution made to all employees, including the named executive officers, under our 401(k) Profit Sharing Plan.

GRANTS OF PLAN BASED AWARDS DURING FISCAL YEAR 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christy L. Shaffer, Ph.D.	8/30/06	—	—	—	—	—	—	—	59,000		$5.00	$191,502
	7/21/06	—	—	—	—	—	—	50,000	—		—	$208,000
	1/19/06	—	—	—	—	—	—	—	45,000		$5.25	$151,610
	n/a	$0	$259,584	$259,584	—	—	—	—	—		—	—

Thomas R. Staab, II	8/30/06	—	—	—	—	—	—	—	20,500		$5.00	$66,539
	7/21/06	—	—	—	—	—	—	20,000	—		—	$83,200
	1/19/06	—	—	—	—	—	—	—	15,000		$5.25	$50,537
	n/a	$0	$105,478	$105,478	—	—	—	—	—		—	—

Mary B. Bennett	8/30/06	—	—	—	—	—	—	—	26,500		$5.00	$86,014
	7/21/06	—	—	—	—	—	—	25,000	—		—	$104,000
	1/19/06	—	—	—	—	—	—	—	30,000		$5.25	$101,073
	n/a	$0	$136,282	$136,282	—	—	—	—	—		—	—

Joseph M. Spagnardi	8/30/06	—	—	—	—	—	—	—	20,500		$5.00	$66,539
	7/21/06	—	—	—	—	—	—	20,000	—		—	$83,200
	5/4/06	—	—	—	—	—	—	—	7,000	(5)	$4.85	$21,900
	1/19/06	—	—	—	—	—	—	—	5,000		$5.25	$16,846
	n/a	$0	$92,000	$92,000	—	—	—	—	—		—	—

Benjamin R. Yerxa, Ph.D.	8/30/06	—	—	—	—	—	—	—	25,000		$5.00	$81,145
	7/21/06	—	—	—	—	—	—	20,000	—		—	$83,200
	1/19/06	—	—	—	—	—	—	—	20,000		$5.25	$67,382
	n/a	$0	$106,600	$106,600	—	—	—	—	—		—	—

(1)	The amounts shown reflect the range of possible bonuses payable in accordance with the bonus opportunity ranges previously established by our Compensation Committee for our named executive officers. The amounts shown in the “threshold” column reflect the lowest amount payable under the program in the event our Compensation Committee determined that no corporate or individual goals were met by the individual with respect to the year ended December 31, 2006. The amounts shown in each of the “target” and “maximum” columns reflect the highest amount payable under the program with respect to each of the named executive officers for services rendered during the year ended December 31, 2006. The Summary Compensation Table includes the cash bonuses that were actually paid under this program.
(2)	Restricted stock units vest annually over five years from the date of grant.
(3)	Stock options granted to our named executive officers become exercisable as follows: 25% on the first anniversary of the date of grant, and thereafter in thirty-six (36) monthly installments after the first anniversary date until fully vested.
(4)	Reflects the grant date fair value of each equity award in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.
(5)	Granted in connection with Mr. Spagnardi’s promotion to Senior Vice President, General Counsel and Secretary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes certain information with respect to all outstanding equity awards previously granted to the named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christy L. Shaffer, Ph.D.	114,285	—	—	$0.42	12/31/08	—	—	—	—
	114,285	—	—	12.00	2/16/10	—	—	—	—
	5,000	—	—	13.65	6/1/11	—	—	—	—
	130,000	—	—	2.76	6/4/12	—	—	—	—
	90,000	—	—	9.42	7/12/12	—	—	—	—
	—	45,000	—	5.25	1/18/13	—	—	—	—
	—	59,000	—	5.00	8/29/13	—	—	—	—
	35,000	—	—	20.30	10/15/13	—	—	—	—
	35,000	—	—	12.80	3/15/14	—	—	—	—
	35,000	—	—	15.65	9/28/14	—	—	—	—
	—	—	—	—	—	50,000	$317,500	—	—

Thomas R. Staab, II	28,500	—	—	$9.42	7/12/12	—	—	—	—
	—	15,000	—	5.25	1/18/13	—	—	—	—
	50,000	—	—	14.71	5/5/13	—	—	—	—
	—	20,500	—	5.00	8/29/13	—	—	—	—
	10,000	—	—	20.30	10/15/13	—	—	—	—
	8,000	—	—	12.80	3/15/14	—	—	—	—
	9,300	—	—	15.65	9/28/14	—	—	—	—
	—	—	—	—	—	20,000	$127,000	—	—

Mary B. Bennett	60,000	—	—	$7.81	4/4/11	—	—	—	—
	5,000	—	—	13.65	6/1/11	—	—	—	—
	60,000	—	—	9.42	7/12/12	—	—	—	—
	20,000	—	—	3.96	9/10/12	—	—	—	—
	—	30,000	—	5.25	1/18/13	—	—	—	—
	—	26,500	—	5.00	8/29/13	—	—	—	—
	20,000	—	—	20.30	10/15/13	—	—	—	—
	10,000	—	—	12.80	3/15/14	—	—	—	—
	10,000	—	—	15.65	9/28/14	—	—	—	—
	—	—	—	—	—	25,000	$158,750	—	—

Joseph M. Spagnardi	—	5,000	—	$5.25	1/18/13	—	—	—	—
	—	7,000	—	4.85	5/3/13	—	—	—	—
	—	20,500	—	5.00	8/29/13	—	—	—	—
	13,854	21,146	—	6.90	5/5/15	—	—	—	—
	—	—	—	—	—	20,000	$127,000	—	—

Continued on next page.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Benjamin R. Yerxa, Ph.D.	14,996	—	—	$0.21	7/7/08	—	—	—	—
	17,261	—	—	0.42	5/31/09	—	—	—	—
	85,714	—	—	12.00	2/16/10	—	—	—	—
	5,000	—	—	13.65	6/1/11	—	—	—	—
	29,250	—	—	9.42	7/12/12	—	—	—	—
	30,000	—	—	3.96	9/10/12	—	—	—	—
	—	20,000	—	5.25	1/18/13	—	—	—	—
	—	25,000	—	5.00	8/29/13	—	—	—	—
	22,000	—	—	20.30	10/15/13	—	—	—	—
	9,500	—	—	12.80	3/15/14	—	—	—	—
	9,700	—	—	15.65	9/28/14	—	—	—	—
	—	—	—	—	—	20,000	$127,000	—	—

(1)	In December 2005, our Board of Directors approved the acceleration of vesting of unvested stock options held by our directors and employees, including officers, which had an exercise price equal to or greater than $9.42.
(2)	Stock options granted to our named executive officers become exercisable as follows: 25% on the first anniversary of the date of grant, and thereafter in thirty-six (36) monthly installments after the first anniversary date until fully vested.
(3)	Restricted stock units vest annually over five years from the date of grant.
(4)	Based on the closing price of our common stock as of December 31, 2006, which was $6.35, as reported on The Nasdaq Global Market.

OPTION EXERCISES AND STOCK VESTED

The table disclosing exercises of stock options and vesting of restricted stock during 2006 for named executive officers is omitted because no named executive officer exercised any options in 2006 and no stock awards granted in 2006 have vested.

PENSION BENEFITS

The table disclosing the actuarial present value of each named executive officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each named executive officer during the year is omitted because we did not have a defined benefit plan for named executive officers. The only retirement plan available to named executive officers in 2006 was our qualified 401(k) savings and retirement plan, which is available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to nonqualified defined contributions and other deferred compensation plans, each named executive officer withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2006, we had no nonqualified deferred compensation plans or benefits for our named executive officers or other employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

All of our executive officers are parties to individual agreements with the Company regarding a change in control (as defined below). Each agreement provides that upon the officer’s termination of employment following a change in control, unless such termination is either (i) effected by us for “cause”, (ii) caused by the death or disability of the officer, or (iii) effected by the officer without “good reason”, within twenty-four (24) months following such change in control, the officer will be entitled to a lump sum payment equal to a multiple of the sum of (x) the highest annual base salary received by the officer in any of the three most recently completed fiscal years prior to the change in control and (y) the higher of the highest annual bonus received by the officer in any of the three most recently completed fiscal years preceding the date of the officer’s termination, the three most recent completed fiscal years preceding the change in control, or the maximum of the bonus opportunity range for the officer immediately prior to the date of termination. The multiple used to determine the amount of the lump sum payment for our current executive officers is as follows: (i) three for Christy L. Shaffer, Ph.D., President & Chief Executive Officer; (ii) two and one-half for Mary B. Bennett, Executive Vice President of Operations and Communications and Thomas R. Staab, II, Chief Financial Officer and Treasurer; and (iii) two for R. Kim Brazzell, Ph.D., Senior Vice President of Ophthalmic Research and Development, Donald J. Kellerman, Pharm.D., Senior Vice President of Development, Joseph K. Schachle, Executive Vice President and Chief, Commercial Operations, Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary, and Benjamin R. Yerxa, Ph.D., Chief Scientific Officer and Executive Vice President, Scientific Operations.

Such officers will also be entitled to a continuation of life, disability, accident and health insurance and other substantially similar benefits after termination of employment, as follows: three years for Dr. Shaffer, two and one-half years for Ms. Bennett and Mr. Staab, and two years for the additional executives identified above. Following a change in control, we shall provide each such executive officer with outplacement services for a period of one year commencing on the date the outplacement services are first used, provided that such first use must occur during the benefits period outlined above for such officer.

In addition, following a change in control, during any period that the officer fails to perform his or her full-time duties as a result of incapacity due to physical or mental illness, we will pay the officer’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits under the terms of any compensation or benefit plan, program or arrangement maintained by us during such period, until the officer’s employment is terminated for disability. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s full salary through the date of termination at the rate in effect immediately prior to the change in control or at the time the notice of termination is given, whichever is greater, together with all compensation and benefits to which the officer is entitled in respect of all periods preceding the date of termination under our compensation and benefit plans, programs or arrangements. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, our retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the change in control or, if more favorable to the officer, as in effect immediately prior to the date of termination.

Upon a change in control, all unvested options held by the officer shall vest and become exercisable immediately prior to the change in control and will be exercisable for a period ending on the later of (i) the fifth anniversary of such change in control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, however, that in no event shall any option be exercisable after the expiration of the original term of the option. In addition to the vesting of options, upon a change in control, all unearned performance-based awards, if any, held by the officer, shall be deemed to have been earned to the maximum extent permitted for any performance period not then completed and all unvested stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse. The agreements also provide that the officer is entitled to receive an additional gross-up payment in an amount such that after payment by the officer of all taxes, including income and excise taxes imposed on the gross-up payment, the officer retains an amount of the gross-up payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, together with any interest or penalties.

Under the agreements, “change in control” generally is defined as the determination by our Board of Directors, made by a majority vote, that a change in control has or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which our current security holders maintain more than a 50% interest in the resultant entity. Regardless of our Board of Directors’ vote or whether or not our Board of Directors votes, a change in control will be deemed to have occurred if: (i) any person becomes the beneficial owner of more than 35% of the combined voting power of our then-outstanding securities; (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of our assets; or (C) a merger, consolidation or reorganization of Inspire with or involving any other company meeting certain requirements. However, in no event shall a change in control be deemed to have occurred, with respect to a particular officer, if the officer is part of a purchasing group which consummates the change-in-control transaction.

The table below reflects the estimated amounts of payments or compensation our named executive officers may receive under particular circumstances in the event of termination of a named executive officer’s employment subsequent to a change in control. Except as otherwise indicated, the amounts shown in the tables below assume that the named executive officer is terminated due to a change in control as of December 31, 2006, and that the price per share of our common stock equals $6.35, which was the closing price of our Common Stock on December 29, 2006, as reported on The Nasdaq Global Market.

Name	Cash Severance Payment	Accelerated Vesting of Outstanding Equity Awards		Welfare Benefits (3)	Out-placement Benefits (4)	Excise Tax Gross-Up Payment	Total
		Stock Options (1)	Restricted Stock Units (2)
Christy L. Shaffer, Ph.D.	$2,076,672	$129,150	$317,500	$35,505	$15,000	$1,114,257	$3,688,084
Thomas R. Staab, II	922,929	44,175	127,000	29,571	15,000	472,622	1,611,297
Mary B. Bennett	1,022,112	68,775	158,750	29,588	15,000	559,420	1,853,645
Joseph M. Spagnardi	644,000	46,592	127,000	23,357	15,000	329,695	1,185,644
Benjamin R. Yerxa, Ph.D.	746,200	55,750	127,000	23,660	15,000	371,995	1,339,605

(1)	Intrinsic value of stock options that were not vested on December 31, 2006, if vesting was accelerated upon a change in control, based on the closing price of $6.35 on December 29, 2006.
(2)	Face value of restricted stock units that were not vested on December 31, 2006, if vesting was accelerated upon a change in control, based on the closing price of $6.35 on December 29, 2006.
(3)	Estimated cost of providing health and welfare benefits for severance period.
(4)	Estimated cost of providing outplacement benefits for one year.

401(k) PROFIT SHARING PLAN

We have adopted a tax-qualified 401(k) Profit Sharing Plan (the “401(k) Plan”) covering all qualified employees. The effective date of the 401(k) Plan is August 1, 1995. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($15,000 in 2006). Modification of salary reductions can be made quarterly. The 401(k) Plan permits employer matching of up to 8% of a participant’s salary. If employer matching is implemented, participants will begin vesting 100% immediately in employer contributions. In 2006, we elected a safe harbor contribution at 3% of annual compensation. All of our safe harbor contributions vest 100% immediately.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the terms of our Code of Conduct and Business Ethics, which was adopted by our Board of Directors on March 29, 2007 and became effective on April 16, 2007, we have a written policy that requires our Corporate Compliance Officer, our executive officers and directors, and the Audit Committee of our Board of Directors to review and approve, in advance, the terms and conditions of all related person transactions. Related person transactions to which this policy applies includes any transaction to which we may be party with any of our directors, executive officers or 5% stockholders or their respective immediate family members. In each such case, the related person is required to work with our Corporate Compliance Officer and with our executive officers and/or directors, as appropriate, to monitor any potential conflict of interest (or appearance thereof) raised by the subject transaction and to ensure that the counter-party to the transaction is acting in the best interests of the Company and its stockholders. Although we have not entered into any transactions with any related persons since the start of fiscal 2006 that require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, if we were to do so in the future, any such transaction would need to be approved by the Audit Committee of our Board of Directors prior thereto. Any transaction entered into by us with any related person will need to be on commercially available terms that are as favorable to us as would be obtainable from an unaffiliated party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, directors, executive officers and any person holding more than 10% of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms furnished to us during, or with respect to, the fiscal year ended December 31, 2006, all required reports have been timely filed.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Stockholder ratification of the appointment is not required by our certificate of incorporation, Bylaws or otherwise, but the Board of Directors has decided to ascertain the position of our stockholders on the appointment. Our Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the appointment.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from our stockholders.

AUDIT AND OTHER FEES

Our independent registered public accounting firm during the fiscal year ended December 31, 2006 and 2005 was PricewaterhouseCoopers LLP. The fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees	$163,500	$145,000
Audit-related fees	15,000	20,500
Tax fees	41,000	50,500
Other fees and services	—	1,500

Total fees and services	$219,500	$217,500

Audit Fees

The fees for audit services by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were $163,500 and $145,000, respectively. These fees relate to services rendered for the audit of our annual financial statements, review of the quarterly financial statements, assistance with and review of documents filed with the Securities and Exchange Commission, and Sarbanes-Oxley Section 404 attestations.

Audit-Related Fees

The fees for audit-related services by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were $15,000 and $20,500, respectively. These fees relate to services rendered in connection with agreed-upon procedure audits of our corporate partners.

Tax Fees

The fees for tax services by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were $41,000 and $50,500, respectively. These fees related to recurring and non-recurring tax services.

All Other Fees

The fees for other services by PricewaterhouseCoopers LLP for the year ended December 31, 2005 were $1,500. These fees were paid for online access to a database service.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services to be provided by PricewaterhouseCoopers LLP, including all of the services discussed above, and considers whether any non-audit services would be of a size or nature that would impair the independence of PricewaterhouseCoopers LLP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PRICEWATERHOUSECOOPERS LLP TO AUDIT THE ACCOUNTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED

2005 EQUITY COMPENSATION PLAN

Our Board of Directors has approved an Amended and Restated 2005 Equity Compensation Plan (the “Amended Plan”), which amends and restates our current 2005 Equity Compensation Plan (the “Current Plan”), to (i) increase the number of shares of our common stock reserved for issuance under any form of stock award under the Amended Plan from 3,000,000 shares to 8,000,000 shares, (ii) limit the term of any stock appreciation rights granted under the Amended Plan to seven (7) years, and (iii) implement a “fungible plan” concept, which removes the 250,000 share cap on the number of shares underlying full value awards, including restricted stock and restricted stock units, that can be issued under the Amended Plan and replaces this cap with a provision that provides that each share issued under a full value award shall reduce the number of total shares available for issuance under the Amended Plan by two shares. Our common stock is traded on The Nasdaq Global Market. As of April 2, 2007, there were 316,383 shares of our common stock available to be granted under the Current Plan. If the stockholders ratify and approve the Amended Plan, up to an additional 5,000,000 shares will be available for issuance thereunder. In the event that any award under the Amended Plan expires, is otherwise terminated, or is forfeited, in whole or in part, without having been exercised in full, the stock not acquired under the award shall revert to and again become available for issuance under the Amended Plan. On April 2, 2007, the market value of our common stock was $5.79 per share.

The full text of the Amended Plan has been attached as an appendix to the electronic copy of this proxy statement, which is available at our website located at www.inspirepharm.com and at the Securities and Exchange Commission’s website located at www.sec.gov. If approved by the stockholders, the Amended Plan will be effective on the date of the Annual Meeting, June 8, 2007.

For the reference of our stockholders, we have summarized below the material features of the Current Plan, as currently in effect and the Amended Plan as it will go into effect assuming approval of the Amended Plan by our stockholders at the Annual Meeting:

Introduction

The Current Plan was originally adopted by our Board of Directors and became effective after ratification by our stockholders in June 2005. Unless sooner terminated by our Board of Directors or extended with stockholder approval, the Amended Plan shall terminate in June 2015. The purpose of the Amended Plan is to provide (i) designated employees of the Company, (ii) certain consultants and advisors who perform services for the Company, and (iii) non-employee members of our Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. We believe that the Current Plan has encouraged, and the Amended Plan will continue to encourage, its participants to contribute materially to our growth, thereby benefiting our stockholders, and will align the economic interests of its participants with our stockholders. An increase in the number of shares available under the Amended Plan is necessary to provide sufficient shares to achieve this goal. The Amended Plan’s limitation on the maximum term of a stock appreciation right is consistent with the seven (7) year maximum term for options, which is already reflected in the Current Plan. The adoption of a “fungible plan” concept provides us with more flexibility to grant different types of awards under the Amended Plan while recognizing the increased dilutive effect of full value awards. Stockholder approval of the Amended Plan is being sought to satisfy (i) the rules of The Nasdaq Global Market and (ii) Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which requires stockholder approval of the Amended Plan in order that options granted under the Amended Plan may qualify as Incentive Stock Options and thus be entitled to receive special tax treatment under the Code.

Description of the Amended and Restated 2005 Equity Compensation Plan

Administration

Compensation Committee

The Current Plan has been, and the Amended Plan shall continue to be, administered and interpreted by the members of our Compensation Committee, which consists of “outside directors,” as defined under Section 162(m) of the Code and related Treasury regulations, and “non-employee directors,” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors may ratify or approve any grants as it deems appropriate, and the Board of Directors shall approve and administer all grants made to non-employee directors. Our Compensation Committee may delegate authority to one (1) or more delegates as it deems appropriate.

Committee Authority

Our Compensation Committee or its delegate has had, and shall continue to have, the sole authority to (i) determine the individuals whom grants shall be made under the Amended Plan; (ii) determine the type, size, and terms of the grants to be made to any such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Amended Plan. Any delegation of any or all the aforementioned authority with respect to our Amended and Restated 1995 Stock Plan shall be effective with respect to the Amended Plan as well. Notwithstanding anything in the Amended Plan to the contrary, in no event may Board of Directors, our Compensation Committee or its delegate (A) amend or modify an option granted under the Amended Plan in a manner that would reduce the exercise price of such option; (B) substitute an option for another option with a lower exercise price; (C) cancel an option and issue a new option with a lower exercise price to the holder of the cancelled option within six (6) months following the date of the cancellation of the cancelled option; or (D) cancel an outstanding option that is under water (i.e., for which the fair market value of the underlying shares are less than the option’s exercise price) for the purpose of making a replacement grant of a different type within six (6) months following the date of cancellation of the cancelled option.

Committee Determinations

Our Compensation Committee has full power and authority to administer and interpret the Amended Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Amended Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The interpretations of our Compensation Committee regarding the Amended Plan and all determinations made by our Compensation Committee pursuant to the powers vested in it under the Amended Plan are conclusive and binding on all persons having any interest in the Amended Plan or in any awards granted under the Amended Plan. All powers of our Compensation Committee may be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Amended Plan and need not be uniform as to similarly situated individuals.

Other Equity Plans

The terms of the Amended Plan do not impact or govern our administration of, or the rights of any holders of an option or stock award granted pursuant to, the Amended and Restated 1995 Stock Plan. Unless otherwise provided by us and agreed to by the recipient of an award under the Amended and Restated 1995 Stock Plan, all awards granted pursuant to the Amended and Restated 1995 Stock Plan continue to be governed by the terms of the Amended and Restated 1995 Stock Plan.

Eligibility

All of our employees, including employees who are officers or members of our Board of Directors, and members of our Board of Directors who are not our employees (“Non-Employee Directors”) are eligible to participate in the Amended Plan. Consultants and advisors who perform services for us (“Key Advisors”) are also eligible to participate in the Amended Plan if the Key Advisor renders bona fide services to us, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisor does not directly or indirectly promote or maintain a market for our securities.

As of April 2, 2007, we had six (6) directors and approximately 170 employees, which included eight (8) executive officers. In addition, we routinely utilize varying levels of consultants and advisors to conduct our normal business operations. We have not granted any form of equity compensation to consultants or advisors since 1999.

Shares Subject to the Amended Plan

Subject to the provisions of the Current Plan relating to adjustments upon changes in stock, the stock that may be issued pursuant to awards shall not, as currently established, exceed 3,000,000 shares of our common stock. If this Proposal No. 3 is approved and ratified by our stockholders, the maximum number of shares of our common stock that may be issued pursuant to awards shall be increased to 8,000,000 shares. The Amended Plan provides that each option or stock appreciation right granted under the Amended Plan shall reduce the number of total shares available under the Amended Plan by one share, whereas a stock award or restricted stock unit grant shall reduce the number of total shares available under the Amended Plan by two shares. If any award shall for any reason expire, otherwise terminate, or be forfeited, in whole or in part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the Amended Plan. In general, the reverted shares shall increase the number of total shares available under the Amended Plan by one share for each reverted option or stock appreciation right, and two shares for each reverted stock award or restricted stock unit. However, the first reversion of any shares subject to awards that are outstanding as of the date of ratification and approval of the Amended Plan by the stockholders shall increase the number of total shares available under the Amended Plan by one share, irrespective of the form of the award, and any subsequent reversions of these shares shall be treated as described in the preceding sentence.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, a merger or reorganization in which we are the surviving corporation, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock. Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us.

Types of Grants Available Under the Amended Plan

The following types of grants are available under the Amended Plan:

•	Incentive stock options;

•	Nonqualified stock options;

•	Stock appreciation rights; and

•	Stock awards.

Options

The Amended Plan provides for the award of incentive stock options and nonqualified stock options, which provide the option holder with the right to purchase shares of our common stock at a specified exercise price during a specified period of time.

Nonqualified stock options may be awarded to anyone eligible to participate in the Amended Plan, including employees, Non-Employee Directors and Key Advisors. However, only our employees (or employees of any subsidiary) are eligible to receive incentive stock options. Under the Amended Plan, the exercise price of nonqualified and incentive stock options must be equal to or greater than the fair market value of a share of our common stock on the date of grant. Only $100,000 of any incentive stock options (based on the fair market value of the stock on the date(s) of grant) may first become exercisable by an employee during any calendar year. In other words, the aggregate amount of all incentive stock options granted under all of our plans that first become exercisable by an employee in any calendar year may not exceed $100,000. Any options that exceed this limit must be nonqualified stock options. In addition, if an employee who receives an incentive stock option owns more than 10% of the voting power of our stock or the stock of a subsidiary, the exercise price must be at least equal to 110% of the fair market value of our stock on the date of grant. See “Federal Income Tax Consequences” below, which includes a discussion regarding the tax differences between a nonqualified stock option and an incentive stock option.

Option Terms

Each grant under the Amended Plan is accompanied by a grant instrument. The grant instrument describes the type and number of options that the option holder has been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option describes when the option will become exercisable.

Exercise of Options

The exercise term of each option is determined by our Compensation Committee and set forth in the applicable grant instrument. The term of an option may not exceed seven years; provided, however, if an option holder owns more than 10% of the voting power of our stock or the stock of a subsidiary, an incentive stock option may not have a term that exceeds five years from the date of grant. Our Compensation Committee may accelerate the exercisability of options awarded under the Amended Plan at any time for any reason.

An option holder may pay the exercise price, as specified in the applicable grant instrument (i) in cash, (ii) through a broker by having a broker sell our common stock simultaneously with the exercise of the option, or (iii) by such other method of payment as our Compensation Committee may approve.

Termination

Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide service to, us for any reason other than death, disability or termination for misconduct, the option holder has 90 days from the date of termination to exercise any vested options. If an option holder is terminated for misconduct, the option holder has 30 days from the date of termination to exercise any vested options. Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, us on account of (i) disability, or (ii) death (during the term of service or within 90 days thereafter for reasons other than termination for misconduct), the option holder has one year from the termination date to exercise any vested options. If an option holder dies while employed by, or providing services to, Inspire, all of the unexercised options of the person shall become immediately exercisable. Unless our Compensation Committee determines otherwise, all options that have not become exercisable on the date on which an option holder ceases to be employed by, or provide service to, us will terminate. To the extent that a Company-sponsored plan or agreement provides for a longer exercise period, that exercise period shall apply in lieu of the exercise periods summarized in this paragraph.

Stock Appreciation Rights (SARs)

SARs give the recipient the right to receive the appreciation in the value of our stock over a specified period of time. Our Compensation Committee may grant SARs separately or in tandem with any option. Tandem SARs may be granted either at the time that an option is granted or at any time while an option remains outstanding; however, with respect to incentive stock options, tandem SARs may be granted only at the time of grant. When an option is exercised, any SARs relating to the stock covered by such option will terminate. When a tandem SAR is exercised, the related option will terminate to the extent of an equal number of shares of our stock.

Value

When an SAR is exercised, the holder receives an amount of our stock equal to the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR. Unless our Compensation Committee determines otherwise, the base amount of each SAR equals the per share exercise price of the related option, or, if there is no related option, the fair market value of a share of our common stock as of the date of grant of the SAR.

Terms

SARs are exercisable and are subject to vesting and other restrictions as specified in the applicable grant instrument. Our Compensation Committee may accelerate the exercisability of all or any outstanding SARs at any time for any reason. If this Proposal No. 3 is approved and ratified by our stockholders, the term of an SAR may not exceed seven (7) years.

Termination

Unless our Compensation Committee determines otherwise or an SAR expires by its terms within a shorter period, SARs terminate on the same terms as discussed above with respect to options.

Stock Awards

Stock awards are a grant of our stock that is subject to restrictions or no restrictions, as set forth in the grant instrument. Our Compensation Committee determines whether stock awards are granted, the type of award (including restricted stock units), the number of shares that are awarded, any restrictions applicable to the stock awards and when and how the restrictions will lapse. Until the restrictions lapse, stock awards cannot be sold, assigned, transferred, pledged or otherwise disposed of. Unless our Compensation Committee determines otherwise, if employment or service terminates while stock awards are subject to restrictions, any shares whose restrictions have not yet lapsed will be forfeited and returned to us.

Qualified Performance-Based Compensation

Our Compensation Committee may determine that stock awards will be granted as qualified performance-based compensation for tax purposes. The Code limits a company’s ability to deduct compensation for its Chief Executive Officer and each of its four additional highest paid executives in excess of $1 million per year. The Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. If our Compensation Committee grants stock awards that are intended to be qualified performance-based compensation, we must meet specified performance goals, designated by our Compensation Committee, in order for the qualified performance-based compensation to be deductible.

Our Compensation Committee establishes the performance goals for qualified performance-based compensation, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions deemed appropriate and consistent with the Amended Plan and legal requirements. Our Compensation Committee establishes the performance goals for qualified performance-based compensation in writing at the beginning of a performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period, or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Code.

The performance goals are based on objective criteria such as stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria based on our meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

The performance goal results are announced for each performance period immediately following the announcement of our financial results for the performance period. If the performance goals for a performance period are not met, the grants subject to the performance goals will be forfeited.

Change in Control

If a change in control (as defined in the Amended Plan) occurs, unless the Company determines otherwise, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding stock awards shall immediately lapse. In addition, if a change in control (as defined in the Amended Plan) occurs and we are not the surviving corporation or we survive only as a subsidiary of another corporation, each participant shall have 30 days to elect one of the following methods of treating outstanding awards under the Amended Plan: (i) all outstanding awards that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights; or (ii) outstanding awards will be surrendered in exchange for payment of cash or stock in an amount by which the fair market value of the underlying stock exceeds the exercise price of the award or the fair market value of our stock.

Transferability

Generally, grants are not transferable except upon death. Grants may only be exercised during the lifetime of the recipient and may not be transferred except by will, through the laws of descent and distribution or, in the case of grants other than incentive stock options, pursuant to a domestic relations order, if permitted by our Compensation Committee. However, our Compensation Committee may permit the transfer of nonqualified stock options to family members or a trust or other entity established for the benefit of family members of a grantee under the Amended Plan.

Restricted Stock

Our Compensation Committee may award shares of restricted stock subject to our right to repurchase such shares. Our Compensation Committee determines the restricted period during which, and the price and other conditions under which, the shares may be repurchased. Restricted stock may be issued without cash consideration or for such consideration as may be determined by our Compensation Committee. Restricted stock may not be transferred, pledged or otherwise encumbered, except as permitted by our Compensation Committee, during the restricted period. Recipients of restricted stock are required to enter into a restricted stock purchase agreement that specifies the conditions of the restricted stock grant.

Further Amendment of the Plan

The Amended Plan may be further amended by our Board of Directors at any time. However, our stockholders must approve any further amendment for which stockholder approval is required under applicable provisions of the Code or under applicable exchange requirements.

Federal Income Tax Consequences

The current United States federal income tax treatment of options and stock awards under the Amended Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Amended Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws. The Amended Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Code.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as capital gain or loss for federal income tax purposes. The capital gain tax rate depends on the length of time the participant holds the shares and other factors. We are generally entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continue to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid upon exercise, will be includible in gross income. The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. We will not be entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, we will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for us. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrender shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Stock Appreciation Rights

There generally are no federal income tax consequences upon the grant of an SAR. Upon exercise of an SAR, the participant recognizes ordinary compensation income equal to the fair market value of any shares received. We generally are entitled to a corresponding federal income tax deduction at the time of exercise of the SAR.

When a participant sells any shares acquired by the exercise of an SAR, he or she has capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted tax basis in the shares (the amount of ordinary income recognized at the time of exercise of the SAR).

Stock Awards

If a participant receives restricted stock awards, he or she generally does not recognize taxable income, and we are not entitled to a deduction, until the stock is transferable or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant recognizes ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time, and generally, we are entitled to a deduction in the same amount.

However, a participant may elect to recognize ordinary income in the year when the restricted stock awards are granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, we generally are entitled to a corresponding deduction in the same year. Any gain or loss recognized by a participant upon a later disposition of the shares is a capital gain or loss.

If a participant receives stock awards that are not subject to a substantial risk of forfeiture or are transferable at grant, the participant recognizes income on the value of the shares at the date of grant. We are generally entitled to a corresponding tax deduction.

Tax Withholding

We have the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the Amended Plan. We may require that a participant pay to us the amount of any required withholding. Our Compensation Committee may permit a participant to satisfy our tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Transfer of Stock Options

A participant may be permitted to transfer nonqualified stock options to family members or a trust or other entity established for the benefit of family members, consistent with applicable law. The tax consequences of stock option transfers are complex and should be carefully evaluated by a participant with the advice of his or her tax advisor.

Generally, a participant does not recognize income at the time such participant makes a gift of a nonqualified stock option to a family member or a trust or other entity. When the transferee later exercises the option, the transferor (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if an option is transferred before the option has become exercisable, the transfer is not considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift will be determined when the option becomes exercisable. Gifts of options may qualify for the $12,000 gift tax annual exclusion. If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant’s estate for estate tax purposes if the applicable estate tax requirements have been met.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

We will bear the cost of preparing and mailing the enclosed material. We may use the services of our officers and employees (who will receive no additional compensation) to solicit proxies. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse banks and brokers for their out-of-pocket expenses. We have retained our transfer agent, Computershare Trust Company, Inc., to aid in the solicitation, at an estimated cost of approximately $3,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Upon request, we will furnish, without charge, by first class mail, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules thereto, to each of our stockholders of record on April 12, 2007 and to each beneficial stockholder on that date. Such requests are to be made to Jenny Kobin, Vice President of Investor Relations and Corporate Communications, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 or by telephone at (919) 941-9777. We will mail such materials within one business day of our receipt of the request. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors,

Joseph M. Spagnardi
Senior Vice President, General Counsel and Secretary

Durham, North Carolina

April 20, 2007

APPENDIX

INSPIRE PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2005 EQUITY COMPENSATION PLAN

The purpose of the Inspire Pharmaceuticals, Inc. Amended and Restated 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Inspire Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan is effective as of the date it is ratified and approved by the Company’s stockholders.

1. Administration

(a) Committee. The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

(b) Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. Any delegation of any or all of the aforementioned authority with respect to the Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan, as amended (the “1995 Plan”), shall be effective with respect to this Plan. Notwithstanding anything in this Plan to the contrary, but subject to adjustments as described in Section 3(b) below, in no event may the Board, the Committee or its or their delegate (A) amend or modify an Option (as defined below) in a manner that would reduce the Exercise Price (as defined below) of such Option; (B) substitute an Option for another Option with a lower Exercise Price; (C) cancel an Option and issue a new Option with a lower Exercise Price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; or (D) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price) for the purpose of granting a replacement Grant (as defined below) of a different type within six (6) months following the date of cancellation of the cancelled Option.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Other Equity Awards. The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the 1995 Plan. Unless otherwise provided by the Company and agreed to by the recipient of an award under the 1995 Plan, all awards granted pursuant to the 1995 Plan shall continue to be governed by the terms of the 1995 Plan.

2. Grants

(a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 below (“Incentive Stock Options”), nonqualified stock options as described in Section 5 below (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 below (“Stock Awards”) and stock appreciation rights described in Section 7 below (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s (as defined below) acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in Section 3(d) below, the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any form of Grant under the Plan is eight million (8,000,000) shares (the “Total Share Pool”, which is comprised of the “Original Share Pool”, and the “New Share Pool”, as described in Sections 3(b) and 3(c) below). The maximum aggregate number of shares of Company Stock that may be granted as Incentive Stock Options under the Plan is eight million (8,000,000) shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be three hundred thousand (300,000) shares, subject to adjustment as described in Section 3(d) below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. Any shares of Company Stock issued in connection with Grants shall reduce the Total Share Pool by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit (as defined in Section 6(h)) issued in connection with such Grant or by which the Grant is valued by reference. Shares of Company Stock issued in connection with Grants shall be issued from the Original Share Pool, and upon its depletion, shall be issued from the New Share Pool, in the manner described in Sections 3(b) and 3(c) below.

(b) Original Share Pool. The Original Share Pool contains a number of shares of Company Stock equal to all shares of Company Stock issued in connection with Grants that are outstanding as of the date of ratification and approval of the Plan by the Company’s stockholders, to the extent those shares of Company Stock have not become available for reissuance under the Original Share Pool, as described below. If and to the extent Grants originating from the Original Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall be available for Grants from the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) share of Company stock for each share of Company Stock issued in connection with such Grant or by which the Grant is valued by reference.

(c) New Share Pool. The New Share Pool contains the shares of Company Stock in the Total Share Pool which are not in the Original Share Pool. If and to the extent Options or SARs originating from the New Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall again be available for Grants under the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit issued in connection with such Grant or by which the Grant is valued by reference.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants under both the Original Share Pool or the New Share Pool, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Non-Employee Directors, and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

(a) Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

(b) Type of Option and Price.

(i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii) So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

(c) Option Term. The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Company may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, and (C) any other restrictions determined by the Company.

(e) Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change in Control (as defined below) or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability, or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, termination for Misconduct (as defined below), or as set forth in Section 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which the Grantee ceases to be employed by, or provide service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, policy, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

(vi) For purposes of this Section 5(f) and Section 6 below:

(A) “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(D) “Misconduct” means (i) willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) or (ii) the willful engaging by the Grantee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8 below).

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

6. Stock Awards

The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards.

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Stock Award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a) below. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i) Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance

Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one (1) or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one (1) or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) ninety (90) days after the beginning of the Performance Period or (B) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii) Maximum Payment. If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than one hundred thousand (100,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

(iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(v) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(h) Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Company Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

7. Stock Appreciation Rights

The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

(a) General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. The term of any SAR shall not exceed seven (7) years from the date of grant.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 7(a) above. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two (2), so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

(f) Number of SARs Authorized for Issuance. For purposes of Section 3(a) of the Plan, SARs to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR.

8. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

9. Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one (1) or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10. Change in Control of the Company

(a) “Change in Control” means the determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(b) Any Person (as defined below) (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

(c) The stockholders of the Company approve:

(i) A plan of complete liquidation of the Company;

(ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(d) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Non-Employee Directors).

(e) For purposes of this Section 10:

(i) The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (E) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l(b) of the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.

11. Consequences of a Change in Control

(a) Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), each Grantee shall have the right to elect within thirty (30) days of receiving the notice described in paragraph (a) immediately above one (1) of the following methods of treating his or her outstanding Options, SARs, and Stock Awards: (i) all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to comparable stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation); or (ii) each Grantee may surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

12. Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13. Amendment and Termination of the Plan

(a) Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b) below. The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan

The Plan shall be effective on June 10, 2005.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section 19(b).

(c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Inspire Pharmaceuticals, Inc.

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DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Inspire Pharmaceuticals, Inc. Annual Meeting Proxy Card

ÚPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold	+
01 - Christy L. Shaffer, Ph.D.	☐	☐	02 - Richard S. Kent, M.D.	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐	3.	Approval of a proposal to ratify and approve our Amended and Restated 2005 Equity Compensation Plan.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any continuations or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE	+
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	2 2 A V 0 1 3 4 3 6 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>                     00PWSD

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Inspire Pharmaceuticals, Inc.

Revocable Proxy for 2007 Annual Meeting

This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Christy L. Shaffer, Ph.D. and Thomas R. Staab, II or either of them, each with power of substitution, his or her full and lawful agents and proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Stockholders (including all adjournments thereof) of Inspire Pharmaceuticals, Inc. to be held at 9:00 a.m., local time, on Friday, June 8, 2007, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547.

The Board of Directors recommends a vote FOR each of the proposals listed on the reverse side and more fully described in the Notice of Annual Meeting of Stockholders and proxy statement for the meeting (receipt of which is hereby acknowledged). Unless otherwise specified, the vote represented by this proxy will be cast FOR proposals 1, 2 and 3.

STOCKHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.